                                                                   EXHIBIT 10.1


                           DATED  31 OCTOBER  1996


                              (1) BULLOUGH PLC

                             (2) BELDRAY LIMITED

                          SHARE TRANSFER AGREEMENT

                               - RELATING TO -

                            HAGO PRODUCTS LIMITED



                              Martineau Johnson

                                 Birmingham

                            --------------------

                             Tel:  0121-200-3300

                             Fax:  0121-200-3330
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                                   I N D E X

CLAUSE                                                                PAGE
1.       Interpretation                                                 1

2.       Agreement for sale and purchase                                5

3.       Consideration                                                  6

4.       Warranties and Tax Covenants                                   7

5.       Completion                                                     8

6.       Restrictive undertakings                                       11

7.       Guarantees                                                     14

8.       Tax Elections                                                  14

9.       General                                                        16

10.      Notices                                                        18


SCHEDULE

1.       Particulars of the Company                                     20

2.       The Property                                                   21

3.       The Tax Covenants                                              22

4.       The Warranties                                                 30

5.       Claims procedure and determination and Vendor's safeguards     70

6.       Pensions                                                       75

7.       Calculation of Completion NAV                                  80

8.       Completion NAV Certificate                                     88


AGREED TERMS DOCUMENTS

1.       Completion board minutes of the Company (5.2.2(1))             90

2.       Resignation letters of directors and secretary (5.2.1(3))      94

3.       Announcements to employees, customers and suppliers (9.9.1)    98

4.       Certificate of title.                                          --

5.       Actuary's letter.                                             101

This document constitutes an agreement made on  31 October 1996 between:

(1) BULLOUGH PLC, a company registered in England under number 539850, whose registered office is at 21 The Crescent, Leatherhead, Surrey KT22 8DY ("the Vendor"); and

(2) BELDRAY LIMITED, a company registered in England under number 67665, whose registered office is at P.O. Box 20, Beldray Road, Bilston, West Midlands WV14 7NF ("the Purchaser").

IT IS AGREED AS FOLLOWS:

1.       INTERPRETATION

         In this document:

         1.1 The following words and expressions shall have the meanings set out or referred to opposite each respectively:

                 "the Accounts"                 the audited Accounts of the
                                                Company for the financial year
                                                ended on the Accounts Date
                                                together with the reports of the
                                                directors and auditors and all
                                                notes thereto;

                 "the Accounts Date"            31st October 1995;

                 "the Act"                      the Companies Act 1985;

                 "ACT"                          Advance Corporation Tax;

                 "Business Day"                 any day (other than Saturday) on
                                                which clearing banks are open
                                                for normal banking business in
                                                sterling in the City of London;

                 "the Certificate of Title"     the certificate of title in the
                                                Agreed Terms;

                 "the Company"                  Hago Products Limited a company
                                                registered in England under
                                                number 439448 (of which
                                                particulars are given in
                                                schedule 1);


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
                 "the Companies Acts"           as defined in section 744 of the
                                                Act;

                 "Completion"                   completion of the acquisition
                                                and disposal of the Shares in
                                                accordance with clause 5;

                 "Completion Accounts"          the completion accounts prepared
                                                in accordance with schedule 7;

                 "Completion Date"              the date of this document;

                 "Completion NAV"               as defined in part 1 of schedule
                                                7;

                 "the Disclosure Letter"        the letter having the same date
                                                as this document from the
                                                Vendor's Solicitors to the
                                                Purchaser's Solicitors together
                                                with the copy documents attached
                                                to it;

                 "Encumbrance"                  any interest or equity
                                                (including without limitation
                                                any right to acquire, option or
                                                right of pre-emption) and any
                                                mortgage, charge, pledge, lien,
                                                assignment, hypothecation,
                                                security interest, title
                                                retention or any other security
                                                agreement or arrangement;

                 "ERA"                          Employment Rights Act 1996;

                 "FRS" a financial reporting standard in force at any material time as issued by the Accounting
                                                Standards Board;

                 "ICTA"                         the Income and Corporation
                                                Taxes Act 1988;

                 "Individual Accounts"          in relation to the Company:

                                                (a)  the balance sheet dealing
                                                     with its state of affairs
                                                     as at the last day of the
                                                     relevant financial period;
                                                     and

                                                (b)  the profit and loss account
                                                     dealing with its profit or
                                                     loss for the relevant
                                                     financial period;

                 "the Management                the unaudited accounts of the
                 Accounts"                      Company for the period from the
                                                Accounts Date to 30th September
                                                1996 copies of which are
                                                attached to the Disclosure
                                                Letter;

                 "Member of the                 any body corporate within the
                 Vendor's Group"                Vendor's Group;

                 "the Pension Scheme"           the pension scheme known as John
                                                Pring & Son Limited Retirement
                                                and Death Benefit Plan;

                 "the Property"                 the property briefly described
                                                in schedule 2;

                 "the Purchaser's               Eversheds of 10 Newhall Street,
                 Solicitors"                    Birmingham B3 3LX;

                 "Relevant Business"            as defined in sub-clause 6.2.1;

                 "Restricted Area"              as defined in sub-clause 6.2.2;

                 "the Shares"                   all the issued shares in the
                                                capital of the Company;

                 "SSAP" a statement of standard accounting practice referred to in section 256 of the Act in force at any material time as issued by the Institute of
                                                Chartered Accountants in England
                                                and Wales;

                 "the Tax Covenants"            the obligations on the part of
                                                the Vendor set out in schedule
                                                3;

                 "Taxation"                     as defined in paragraph 1.2 of
                                                schedule 3;


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
                 "TCGA"                         the Taxation of Chargeable Gains
                                                Act 1992;

                 "the Tax Warranties"           the statements set out in
                                                paragraph J of schedule 4;

                 "the Vendor's Group"           together the Vendor and any body
                                                corporate (including without
                                                limitation for this purpose any
                                                undertaking within the meaning
                                                of section 259(1) of the Act),
                                                but excluding the Company within
                                                its group (within the meaning of
                                                section 53(1) of the Companies
                                                Act 1989);

                 "the Vendor's                  Martineau Johnson of St. Philips
                 Solicitors"                    House, St. Philips Place,
                                                Birmingham B3 2PP;

                 "the Warranties"               the statements set out in
                                                schedule 4;

                 "Warranty"                     one of the Warranties.

         1.2 Unless the context otherwise expressly requires, words and expressions which are otherwise defined in the Act or in the Companies Act 1989 shall have the same meaning when used in this document.

         1.3 References to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, or re-enacted in such statute or provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute in force at any time prior to Completion directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions which are in force prior to Completion.

         1.4     The schedules to this document are an integral part thereof.

         1.5     A reference to any gender shall include every other gender.


                                      4
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         1.6     The singular shall include the plural and vice versa and a reference to persons will include bodies corporate, unincorporated associations and partnerships.

         1.7 A document referred to as being in "the Agreed Terms" shall be in the form of that document signed or initialled for identification by or on behalf of the parties.

         1.8 Any statement qualified by the expression "to the best of the Vendor's knowledge and belief" or "so far as the Vendor is aware" or any similar expression shall, unless otherwise expressly stated, be deemed to include an additional statement that it has been made after all due and careful enquiries by the Vendor and the Vendor shall be deemed to be aware of any knowledge of any of its directors, or of Mr. R. Bacon and Mr.
                 A. Ratcliffe (both directors of the Company), Mr. K. Fitzpatrick and Mrs. J. Laney.

         1.9     A person is connected with a company if:

                 1.9.1 he or it is a director or shadow director of the company or an associate of such a director or shadow director; or

                 1.9.2    he or it is an associate of the company;

                 and "associate" has the meaning given by section 435 of the Insolvency Act 1986.

         1.10 The headings and sub-headings are inserted for convenience only and shall not affect the construction of this document.

2.       AGREEMENT FOR SALE AND PURCHASE

         SALE AND PURCHASE

         Subject to the terms of this document on Completion the Vendor shall dispose of and the Purchaser shall acquire the Shares free from any Encumbrance and together with all rights now or hereafter attaching to them to the intent that the transfer hereby agreed upon shall be made with full title guarantee.


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3.       CONSIDERATION

         3.1     AMOUNT

                 The consideration for the Shares shall be the payment to the Vendor of a sum equal to the Completion NAV as determined or agreed in accordance with schedule 7 less the sum of L.220,000.

         3.2     PAYMENT

                 3.2.1 Pending determination of the Completion NAV the Purchaser shall pay the sum of L.400,000 in cash on Completion by way of a single banker's draft drawn on a UK clearing bank in favour of the Vendor or by such other method as may be agreed in writing between the Vendor and the Purchaser.

                 3.2.2 On the Completion Date the Purchaser shall pay into a deposit account in the joint names of the Vendor's Solicitors and the Purchaser's Solicitors with Lloyds Bank plc under a mandate in Agreed Terms ("the Account") the sum of L.100,000 ("the Escrow Sum").

                 3.2.3 All interest on the Escrow Sum shall accrue and be paid to the Vendor or the Purchaser in the same proportions as they may respectively become entitled to the Escrow Sum.

                 3.2.4 On the third Business Day after the date on which the Completion NAV is agreed or determined:

                          (1) If the sum of L.400,000 is less than the consideration for the Shares the Purchaser shall pay to the Vendor a sum equal to such shortfall; or

                          (2)     If the sum of L.400,000 exceeds the
                                  consideration for the Shares the Vendor shall pay to the Purchaser a sum equal to such excess.

                 3.2.5 The Vendor and the Purchaser shall procure that any payment calculated to be due under sub- clause 3.2.4(1) shall be satisfied on the due date specified by the payment of an equivalent sum from the Account and the Vendor's Solicitors and the Purchaser's Solicitors shall be instructed accordingly. In the event that the Escrow Sum is insufficient the Purchaser shall pay on demand the shortfall to the Vendor by way of cheque. If, after payment has been made to the Vendor from the Account discharging the shortfall in full, there is a balance in the Account that balance shall be paid back to the Purchaser.

                 3.2.6 The Vendor's Solicitors' receipt of the consideration for the Shares shall be a good and sufficient discharge to the Purchaser, and the Purchaser shall not be further concerned as to the application of the monies so paid.

4.       WARRANTIES AND TAX COVENANTS

         4.1     The Vendor:

                 4.1.1 warrants represents and undertakes to the Purchaser in the terms of the Warranties, provided however that the Purchaser will not be entitled to claim that any fact or combination of facts constitutes a breach of any of the Warranties if and to the extent that such fact or combination of facts has been fully and fairly disclosed in the Disclosure Letter;

                 4.1.2 agrees that the Purchaser is entering into this Agreement in reliance on each of the Warranties and that save as provided in clause 4.1.1 no information of which the Purchaser has knowledge (actual or constructive) will prejudice any claim made by the Purchaser in respect of the Warranties or will operate to reduce any amount recoverable in respect of any breach of any of the Warranties or will operate to prevent any claim being made by the Purchaser for any breach by the Vendor of the covenants implied by the Law of Property (Miscellaneous Provisions) Act 1994;

                 4.1.3 will indemnify the Purchaser against any costs or expenses (including legal costs) which it may reasonably incur, either before or after the commencement of any action, directly or indirectly as a result of any breach of any of the Warranties;

                 4.1.4 undertakes to disclose immediately to the Purchaser anything which comes to the Vendor's notice which is or may be a breach of any of the Warranties; and

                 4.1.5 undertakes that, in the event of any claim being made against the Vendor whether under the Warranties or otherwise in connection with the sale of the Shares to the Purchaser, the Vendor will not make any claim against the Company, or against any director or employee of the Company on which or on whom the Vendor may have relied before agreeing to any term of this Agreement or the Tax Covenants or authorising any statement in the Disclosure Letter.

         4.2 Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it, the Vendor undertakes to the Purchaser that in the event of a breach of paragraph D7.3 of schedule 4 the Vendor will, forthwith on demand by the Purchaser, pay to the Purchaser or the Company (as the Purchaser directs) in cash an amount equal to the aggregate of the sums (if any) which remain outstanding in respect of the debts which are the subject of the Warranty in paragraph D7.3 of schedule 4 provided that, upon such payment by the Vendor, the Purchaser will, if requested so to do, procure the assignment of such debts (to the extent to which sums remain outstanding in respect of them) to the Vendor (the costs and expenses relating to such assignment being borne by the Vendor).

         4.3 Each of the Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty or any other term of this Agreement.

         4.4 Schedule 5 shall apply in relation to the determination of the rights and remedies of the Purchaser in respect of the Warranties and the Tax Covenants.

5.       COMPLETION

         5.1     DATE OF COMPLETION

                 Completion shall take place on the Completion Date at the offices of the Vendor's Solicitors immediately following execution and delivery of this agreement.

         5.2     VENDOR'S OBLIGATIONS

                 On Completion the Vendor shall:

                 5.2.1    Deliver to the Purchaser:

                          (1) A duly executed transfer of the Shares by the registered holders in favour of the Purchaser or its nominees together with the relevant share certificates;

                          (2) All the statutory and other books (duly written up to date) of the Company and common seal;

                          (3) Letters of resignation in the Agreed Terms executed under seal by the persons resigning as directors and as secretary of the Company pursuant to sub-clause 5.2.2(2);

                          (4) Any document required in satisfaction of the Vendor's obligations under sub-clause 5.2.2;

                          (5) all deeds and documents relating to the title of the Company to the Property together with the Certificate of Title and a letter of compliance from the Company as referred to in clause 1.8 of the Certificate of Title.

                 5.2.2    Procure:

                          (1) The passing by the board of directors of the Company of a resolution to register the transfer referred to in sub-clause 5.2.1(1) subject only to due stamping and, additionally, the transaction of the other business referred to in the completion board minutes in the Agreed Terms;

                          (2) Such persons as the Purchaser may nominate to be validly appointed as additional directors of the Company and upon such appointment forthwith cause the directors and secretary of the Company to retire from their respective offices and (other than J.K.Laney, A. Ratcliffe and S. Hutchins) as employees;

                          (3) The release of the Company from all banking arrangements of the Vendor's Group including without limitation all bank accounts involving joint or joint and several liability with any Member of the Vendor's Group, all guarantees and indemnities given by the Company in respect of the obligations of Members of the Vendor's Group and all securities and authorities given by the Company in respect thereof and in the meantime will indemnify and keep indemnified the Company against any liability (including costs damages and expenses) which the Company may suffer under or in relation to such guarantees and indemnities;

                          (4) The release of all Encumbrances (if any) given by the Company and of all guarantees given by the Company in respect of the obligations of any third party and in the meantime will indemnify and keep indemnified the Company against any liability (including costs damages and expenses) which the Company may suffer under or in relation to such Encumbrances;

                          (5) delivery of copy bank statements in respect of each account of the Company as at the close of business on the last Business Day prior to Completion, together in each case with a reconciliation statement prepared by the Vendor to show the position at Completion (listing unpresented cheques drawn or received by the Company and standing orders payable since the date of such bank statements);

                          (6) delivery to the Purchaser at the Company (or within one Business Day of Completion) all papers, books, records, keys, credit cards and other property (if any) of the Company which are in the possession or under the control of the Vendor or any other person who resigns as an officer of the Company in accordance with this clause 5.

         5.3     PURCHASER'S OBLIGATIONS

                 On Completion, and against compliance by the Vendor with its obligations under sub-clause 5.2, the Purchaser shall:

                 5.3.1 make payment on account of the consideration for the Shares in accordance with clause 3;

                 5.3.2 procure that the Company repays the sum of L.613,483 to the Vendor in full satisfaction of all monies due by it to the Vendor.

         5.4     BANK ACCOUNT

                 At Completion the Vendor will make such arrangements to alter the mandate of the existing bank account of the Company as the Purchaser shall reasonably request.

         5.5     DECLARATION OF TRUST IN RELATION TO THE SHARES

                 The Vendor declares that, for so long as it remains the registered holder of any of the Shares after the date of this document it will:

                 5.5.1 Stand and be possessed of those of the Shares concerned, and the dividends and other distributions of profits or surplus or other assets in respect thereof and all rights arising out of or in connection therewith, in trust for the Purchaser and its successors in title;

                 5.5.2 At all times thereafter deal with and dispose of those of the Shares concerned and all such dividends, distributions and rights as the Purchaser or any such successor may direct;

                 5.5.3 At the request of the Purchaser or any such successor vote at all meetings which it shall be entitled to attend as the holder of those of the Shares concerned in such manner as the Purchaser or any such successor may direct; and

                 5.5.4 If so requested by the Purchaser or any such successor, execute all instruments of proxy or other documents which the Purchaser or any such successor may reasonably require and which may be necessary or expedient to enable the Purchaser or any such successor to attend and vote at any such meeting.

6.       RESTRICTIVE UNDERTAKINGS

         6.1     CONFIDENTIAL INFORMATION AND USE OF NAMES

                 The Vendor shall not, and shall procure that each Member of the Vendor's Group from time to time shall not, (except as may be required by law and in such event only after prior consultation with the Purchaser):

                 6.1.1    disclose to any person; or

                 6.1.2    use to the detriment of the Company;

                 any confidential information (including without limitation customer lists or names and information of a technical, trade or other character) concerning the Company or use in connection with any trade or business any name which is confusingly similar to the name of the Company.

         6.2     DEFINITIONS

                 For the purposes of the undertakings in sub-clause 6.3:

                 6.2.1 "Relevant Business" means any business which consists of or includes to a material extent the following business now carried on by the Company namely:

                                  The manufacture and sale of wire and tube child safety products, office wire trays, office coat stands, wire fireguards and wire shelves for refrigerators; and

                 6.2.2 "Restricted Area" means the geographical area at the date of this document comprised within the United Kingdom.

         6.3     CUSTOMERS, SUPPLIERS AND EMPLOYEES

                 The Vendor undertakes with the Purchaser that it will not, and will procure that each Member of the Vendor's Group from time to time will not, at any time during the period of 24 months after Completion (other than in respect of clause 6.3.5 where there will be no such time limitations):

                 6.3.1 Canvass or solicit the custom of any person who is both:

                          (1)     at the time of such canvassing or
                                  solicitation reasonably regarded by the
                                  Purchaser as; and

                          (2) a person who it at any material time knows or ought reasonably to know was at any time during the period of twelve months before Completion;

                          a customer of the Company for the supply of goods and/or services which are both:

                          (3) Competitive with any of those supplied at the time of Completion; and

                          (4) Goods and/or services which belong to the same generic class as those supplied at any time during the period of twelve months before Completion;

                 6.3.2 Deal with such a customer for the supply of such goods and/or services as are described in sub- clause 6.3.1; or

                 6.3.3 Solicit or entice away from the Company or employ or offer employment to any employee of the Company employed at the Completion Date (whether at any material time he may be employed by the Company or by the Purchaser or some other subsidiary of the Purchaser) in skilled or managerial work; or

                 6.3.4 Except as the holder for investment of less than 5% in nominal value of the issued share capital of a company whose shares are listed on a recognised investment exchange (within the meaning of the Financial Services Act 1986) or as an employee or officer or agent of the Purchaser or the Company be engaged, concerned or interested, whether directly or indirectly, within the Restricted Area in any Relevant Business; or

                 6.3.5 Use in connection with any business any name which includes the name of the Company or any colourable imitation thereof; or

                 6.3.6 Interfere, or seek to interfere, with the continuance of supplies to the Company from any supplier who has been supplying goods and/or services to the Company at any time during the 12 months immediately preceding the date of Completion if such interference causes or would cause that supplier to cease supplying, or materially reduce its supply of, those goods and/or services to the Company.

                 6.3.7    Do any of the acts referred to in sub-clauses 6.1 and
                          6.3 indirectly, including without limitation by advertising in a medium which is primarily published in and/or directed to any part of the Restricted Area, or in conjunction with or on behalf of or by way of assistance to any other person.

         6.4     REASONABLENESS OF UNDERTAKINGS

                 Each of the undertakings in sub-clause 6.3 is:

                 6.4.1 considered by the parties to be reasonable though it is agreed that if any of the undertakings by themselves or taken together, shall be adjudged to go beyond what is reasonable in all circumstances for the protection of the legitimate interests of the Purchaser and/or the Company but would be adjudged reasonable if part or parts of the wording thereof were deleted or amended or qualified or the periods thereof were reduced in scope, then the relevant undertaking or undertakings shall apply with such modification or modifications as may be necessary to make it or them valid and effective;

                 6.4.2 enforceable by the Purchaser on behalf of itself and the Company separately and independently of its right to enforce any one or more of the other undertakings in sub-clause 6.3 and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings, will continue in full force and effect and will bind the Vendor; and

                 6.4.3 given for the purpose of assuring to the Purchaser the full benefit of the business and goodwill of the Company and in consideration of the agreement of the Purchaser to acquire the Shares on the terms of this document.

7.       GUARANTEES

         The Purchaser undertakes with the Vendor after Completion to use its best endeavours to procure the release of the Vendor and any Member of the Vendor's Group at the date of this document from liability under any and all outstanding guarantees given by any of the Vendor or any Member of the Vendor's Group at the date of this document in respect of the Property and as disclosed in the Disclosure Letter in respect of monies borrowed and obligations undertaken by the Company and pending such release to indemnify each of the Vendor and any such Member of the Vendor's Group against any such liability.

8.       TAX ELECTIONS ETC.

         8.1     8.1.1    The Purchaser shall further procure that the Company
                          shall sign and deliver to the Vendor all such letters, claims, surrenders, applications and elections and do all such other acts as the Vendor may reasonably request for the purpose of enabling the Vendor to minimise the liability to taxation for the Vendor's Group in relation to the profits and losses of the Company in the financial periods of the Company up to and including that ended on 31st
                          October 1996 (without however increasing the liability of the Company in that respect beyond the amount taken into account by way of deduction or provision in the Accounts or in arriving at the Completion NAV) and provided that any tax losses surrendered by the Company shall be paid for at the tax benefit to the surrenderee (or such other payment as may be agreed between the Vendor and the Purchaser).

                 8.1.2 The Purchaser shall pay on demand to the Vendor a sum equal to any payment made by the Vendor or any Member of the Vendor's Group under clause 8.1.1 to the extent such payment is not reflected in the Completion NAV. Any such payment shall be by way of increase in the consideration for the Shares. The Vendor shall be entitled to set-off any sum payable under clause 8.1.1 by it or any member of the Vendor's Group against any sum payable by the Purchaser under this clause 8.1.2.

                 8.1.3 The Vendor shall pay to the Company, on account of any sums payable by it or any member of the Vendors Group pursuant to clause 8.1.1, L.142,000 on Completion.

         8.2     8.2.1    Vendor or its duly authorised agent shall prepare in
                          draft the corporation tax returns of Company for all chargeable accounting periods ended on or before the date of Completion to the extent that the same shall not have been prepared before Completion. For the avoidance of doubt Completion shall be treated as the end of a chargeable accounting period.

                 8.2.2 Vendor shall submit all such draft returns (in such form as Vendor and its duly authorised agent considers should be submitted to the Inland Revenue) to the Purchaser for review not later than 30th April 1997 and the Purchaser shall propose to Vendor any amendments the Purchaser wishes to make to such draft returns within 28 days after receipt thereof.

                 8.2.3 The Purchaser shall procure that the Company causes the finalised returns to be authorised, signed and submitted to the Inland Revenue without amendment or with such of the amendments proposed by the Purchaser as Vendor shall agree (such agreement not to be unreasonably withheld or delayed).

                 8.2.4 Vendor or its duly authorised agent shall expeditiously prepare all documentation and deal with all matters (including the conduct of correspondence and giving directions to Company as to the making of claims, elections and disclaimers and the giving of notices or consents for the purposes with which the Purchaser shall procure Company complies) relating to the corporation tax returns of Company for all accounting periods ended on or before date of Completion. The Purchaser shall procure that the Company shall not make amend or withdraw any such claims elections or disclaimers or give any such notice or consent for any accounting period ended on or before the Completion Date without the consent of the Vendor.

                 8.2.5 Vendor shall promptly provide the Purchaser with copies of all written communications received by it or its duly authorised agent from the Inland Revenue in relation to any period referred to in Clause 8.2 and no material written communication shall be sent to the Inland Revenue by Vendor or its duly authorised agent in relation to any such period unless the Purchaser has been provided with a draft of such communication and is given a period of 14 days therefrom to propose amendments to such draft. Vendor shall submit such communication to the Inland Revenue with such amendments as Vendor shall agree (such agreement not to be unreasonably withheld or delayed).

                 8.2.6 The Purchaser shall procure that Vendor and its duly authorised agent is afforded all such assistance and access to books, records and documents by the Purchaser and Company as may reasonably be required by Vendor for the purposes of this Clause 8.2

                 8.2.7 The Purchaser shall procure that the Company shall bear the reasonable professional costs and expenses of Coopers & Lybrand incurred after the date hereof in connection with the preparation of such returns as are mentioned in Clause 8.2, the negotiation and agreement of the corresponding liability to Taxation for all periods therein referred to and all other action taken in relation thereto pursuant to this Clause 8.1 to the extent provided in the Completion Accounts and any excess shall be borne by the Vendor. The parties agree that Coopers & Lybrand shall be instructed to act as the duly authorised agent of Vendor referred to in this clause if Vendor so requests.

9.       GENERAL

         9.1     WHOLE AGREEMENT

                 This document (together with any documents to which it refers) constitutes the whole agreement between the parties with regard to the subject-matter thereof, and no variations shall be effective unless made in writing.

         9.2     WAIVER

                 Any release, waiver or compromise or any other arrangement of any kind by any party shall not affect the rights and remedies of the party concerned as regards any other party or its rights and remedies against the party in whose favour the release, waiver, compromise or other arrangement is granted or made, except (in any event) to the express extent of the release, waiver, compromise or other arrangement, and no such release, waiver, compromise or other arrangement shall have effect unless granted or made in writing.

         9.3     PROVISIONS SURVIVING COMPLETION

                 In so far as the provisions of this document shall not have been performed at Completion, they shall remain in full force and effect notwithstanding Completion.

         9.4     PROPER LAW AND JURISDICTION

                 This document shall be governed by and construed in accordance with English law, and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts.

         9.5     FURTHER ASSURANCE

                 The Vendor shall do such acts and execute such documents as the Purchaser may at any time reasonably require for the purpose of assuring to the Purchaser the full benefit of this document.

         9.6     COUNTERPARTS

                 This document may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all the counterparts shall together be deemed to constitute one and the same document.

         9.7     COSTS

                 Each party shall pay its own costs of and incidental to this document and the transaction hereby agreed upon.

         9.8     SEVERABILITY

                 The provisions of this document shall be severable and distinct from one another, and, if at any time any of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the others shall not in any way be affected or impaired thereby.

         9.9     PUBLICITY

                 9.9.1 The parties shall forthwith upon Completion make or procure to be made a press announcement and announcements to the employees of the Company and to the customers and suppliers of the Company in the Agreed Terms.

                 9.9.2 Each of the parties shall both before and after Completion, but subject to sub-clause 9.9.1, keep the contents of this document strictly private and confidential and shall not without the prior written consent of the Vendor and the Purchaser disclose any or all of them to any person except to the extent required by law or the Stock Exchange and except that the Vendor and the Purchaser shall be entitled to make references to the transactions hereby agreed upon in its future annual reports and accounts.

         9.10    REGISTRATION

                 Any restriction contained in this document (or in any agreement or arrangement of which the agreement constituted by this document may form part) by virtue of which it or any such agreement or arrangement may be subject to registration under the Restrictive Trade Practices Act 1976 shall be of no effect until the day after particulars of this document (or of the agreement or arrangement of which it may form part) shall have been furnished to the Director General of Fair Trading.

         9.11    PENSION SCHEME

                 The provisions of schedule 6 shall apply in relation to the Pension Scheme.

10.      NOTICES

         10.1 Any notice, demand or other communication relating to this document shall be in writing delivered personally or sent by pre-paid first class post or facsimile transmission to the address of the party to be served given herein provided that in the case of facsimile transmission a confirmatory copy shall be sent by first class post.

         10.2 Any such notice, demand or other communication relating to this document:

                 10.2.1 Shall, if sent by post as provided in this clause 10, be deemed to have been served 24 hours after despatch; and

                 10.2.2 Shall, if sent by facsimile transmission as provided in this clause 10, be deemed to have been served at the time of transmission;

                 Provided that:

                 10.2.3 If, in the case of delivery by hand or facsimile transmission, such delivery or transmission occurs on; or

                 10.2.4 If, in the case of delivery by post a period of 24 hours after despatch would expire on;

                 a day which is not a Business Day or after 4.00 p.m. on a Business Day, then service shall be deemed to occur at 9.00 a.m on the next following Business Day.

         10.3 In proving service it shall be sufficient to prove, in the case of a letter, that such letter was properly stamped, addressed and placed in the post and, in the case of a facsimile transmission, it shall be sufficient to produce a transmission report showing that transmission was duly and fully made to the correct number.

Executed by or on behalf of the parties on the date first set out in this document.

                                   SCHEDULE 1

                       (SUB-CLAUSE 1.1 AND WARRANTY B1.1)

                                  THE COMPANY

Name:                                      Hago Products Limited

Registration no:                           439448

Date of incorporation:                     23rd July 1947

Authorised share capital:                  L.133,000 divided into 133,000
                                           ordinary shares of L.1 each

Issued share capital:                      L.112,604 divided into 112,604
                                           ordinary shares of L.1 each

Directors:                                 R.J. Bacon
                                           G. Bond
                                           S.M. Hutchins
                                           A. Ratcliffe
                                           J. Laney

Secretary:                                 Mrs. J. Laney

Auditors:                                  Coopers & Lybrand

Registered office:                         South Bersted Industrial Estate,
                                           Durban Road, Bognor Regis, West
                                           Sussex PO22 9QT

Accounting reference date:                 31st October

Debentures/mortgages/charges               None
and other Encumbrances:

Registered Shareholders                    Bullough plc - 112,601 ordinary
                                           shares

                                           Bullough Electric Limited - 3
                                           ordinary shares

                                   SCHEDULE 2

                                  THE PROPERTY

                                (SUB-CLAUSE 1.1)

Description                           Tenure, Date and Term                  Landlord
-----------                           ---------------------                  --------
Units 12-13 Durban Road               Leasehold expiring on 23rd             Birkby plc
South Bersted Industrial              June 1999
Estate Bognor Regis West
Sussex

Units 14-15 Durban Road               Leasehold expiring on 23rd             Birkby plc
aforesaid                             June 1999

Unit 16 Durban Road aforesaid         Leasehold expiring on 23rd             Birkby plc
                                      June 1999

                                   SCHEDULE 3

                               THE TAX COVENANTS

                          (SUB-CLAUSES 1.1 AND 4.1.2)

1.       INTERPRETATION

         In this schedule:

         1.1     "RELEVANT TAXATION CLAIM"

                 The following provisions shall apply for the purposes of determining what is a Relevant Taxation Claim:

                 1.1.1    A Relevant Taxation Claim is a claim for Taxation:

                          (1) whether made before or on or after the date of this document; and

                          (2) whether or not the Taxation in question is also chargeable against or attributable to or the Company has any right of recovery against any other person;

                          which in either case is made against the Company or (in any case where after Completion a mortgage or charge arises in respect of any of the Shares or there arises a power to sell or mortgage or charge any of the Shares as a result of any provision relating to inheritance tax) against the Company and/or the Purchaser.

                 1.1.2 Such a claim is a Relevant Taxation Claim only if and to the extent to which it:

                          (1) Results from or by reference to any income, profits or gains earned, accrued or received on or before the Completion Date or in respect of a period ended or deemed to have ended on or before the Completion Date; and/or

                          (2) Is the result of any one or more events, acts, omissions, transactions or distributions the first of which shall have taken place on or before the Completion Date, whether alone or in conjunction with other circumstances, and in each case whether or not the Company is a party thereto; and/or

                          (3) Results from a payment or a right to receive a payment under paragraph 2 and/or;

                          (4) Is assessed on the Company under section 767A ICTA and represents corporation tax assessed on:

                                  (a)      any person who at any time before
                                           Completion was under the control
                                           (within the meaning of section 767B
                                           ICTA) of the Company; and/or

                                  (b) any other company which at any time, whether before or after Completion, is under the control (within the meaning of section 767B ICTA) of any person referred to in sub-paragraph
                                           (4)(a) of that section;

                                  and which in either case remains unpaid at any time after the relevant date (within the meaning of section 767(A) ICTA).

                 1.1.3 A Relevant Taxation Claim includes any assessment, notice, demand or other communication from or action taken by any person, authority or body responsible for the assessment, collection or recovery of Taxation which claims:

                          (1)     payment of an amount in respect of Taxation;
                                  or

                          (2) to deprive the Company of any relief, exemption, set-off, charge, deduction, allowance or credit relating to Taxation; or

                          (3) to nullify or cancel any right to the repayment of Taxation.

                 1.1.4 There shall be treated as the amount of the Relevant Taxation Claim concerned:

                          (1) in any case where sub-paragraph 1.1.3(1) applies, the amount of the payment claimed;

                          (2) In any case where sub-paragraph 1.1.3(2) applies, the maximum amount of Taxation which (assuming the Company had sufficient profits against which such relief, exemption, set-off, charge, deduction, allowance or credit relating to Taxation may have been set or given and disregarding any reduced rates of Taxation applicable to profits, income or gains less than a particular amount) would have been relieved, allowed or credited by the relief, exemption, set-off, charge, deduction, allowance or credit of which it is claimed to deprive the Company; and

                          (3) in any case where sub-paragraph 1.1.3(3) applies, the amount of the repayment which it is claimed to nullify or cancel.

                 1.1.5 A claim is not a Relevant Taxation Claim to the extent that:

                          (1) provision or reserve in respect thereof is made in the Accounts or the Completion Accounts or to the extent that payment or discharge of such claim has been taken into account in the Accounts;

                          (2) any provision or reserve is made in the Accounts or the Completion Accounts which is insufficient by reason only of any increase in rates of Taxation after the date of this document having retrospective effect;

                          (3) it is a claim for Taxation assessed on or by reference to income or profits or gains actually (as opposed to deemed to have been or treated or regarded as) earned or received by the Company after the Accounts Date in the ordinary course of its business; or

                          (4) it arises by reason of a voluntary act or transaction carried out by the Purchaser (or any person deriving title from it) or the Company after Completion outside the ordinary course of business and which the Purchaser (or person concerned deriving title from it) was actually aware would give rise to the claim in question, but so that this exclusion shall not extend to any voluntary act carried out with the approval, concurrence or assistance of the Vendor or any act carried out under a legal obligation entered into by the Company prior to Completion.

                 1.1.6 In calculating the amount of each Relevant Taxation Claim, no account shall, be taken of the availability of any relief, exemption, set-off, charge, deduction, allowance, credit or right to repayment of Taxation which may be available to the Purchaser or the Company to set against or otherwise mitigate or reduce the amount of a Relevant

                          Taxation Claim whether it arose by reason of any transaction, event or omission carried out or occurring before or after Completion.

         1.2     "TAXATION"

                 Taxation means all forms of taxation, whenever created or imposed and whether of the United Kingdom or any other jurisdiction, including without limitation corporation tax, advance corporation tax, income tax, capital gains tax, value added tax, customs and other import duties, capital transfer tax, inheritance tax, stamp duty, stamp duty reserve tax, capital duty, foreign taxation, vehicle duty, general or business rates, water rates, national insurance, social security or similar contributions, payments due under section 559 ICTA, and any sum payable to any person as a result of the operation of any enactment relating to taxation, and all penalties, charges and interest relating to any claim for taxation or resulting from a failure to comply with the provisions of any enactment relating to taxation.

         1.3     INCOME, PROFITS AND GAINS

                 References to income or profits or gains earned, accrued or received shall, save where otherwise expressly stated, include a reference to income or profits or gains deemed to have been, or treated as, or regarded as earned, accrued or received by or for the purposes of any legislation.

2.       TAXATION PAYMENTS

         PAYMENTS

         Subject to and in accordance with the terms of this schedule the Vendor undertakes and covenants with the Purchaser to make payments to the Purchaser equal to the aggregate of:

         2.1     The amount of each Relevant Taxation Claim; and

         2.2 The amount of any costs (including without limitation legal costs on a full indemnity basis), expenses or other liabilities which either or both of the Company and the Purchaser may incur in relation to each Relevant Taxation Claim (including without limitation costs, expenses and liabilities arising from corresponding with or meeting any person, authority or body responsible for the assessment, collection or recovery of Taxation in any jurisdiction and investigating, resisting, compromising, settling or taking advice upon each Relevant Taxation Claim and the availability or otherwise of any relief, exemption, set-off, charge, deduction, allowance or credit relating to Taxation and taking or defending any action under this schedule).

3.       CREDITS AND REDUCTIONS

         3.1     If:

                 3.1.1 any Relevant Taxation Claim is disputed by the Company or represents Taxation for which a credit is or may become due to the Company at a later date;

                 then:

                 3.1.2 the amount of the Relevant Taxation Claim shall nevertheless be payable in full by the Vendor on the due date ascertained in accordance with paragraph 5;

                 but:

                 3.1.3 if subsequently any reduction is made in that Relevant Taxation Claim or a credit or repayment in respect thereof is received by the Company;

                 then:

                 3.1.4 the Purchaser shall promptly repay to the Vendor an amount equal to such reduction, shortfall, credit or repayment up to the amount previously paid by the Vendor in respect of that Relevant Taxation Claim, but without interest, save to the extent that interest is included (or allowed) in such credit, repayment, reduction or shortfall.

         3.2 For the purpose of this paragraph 3, no credit shall be taken to have been received by the Company unless and until it shall have relieved the Company of a present obligation to pay Taxation.

4.       OVER-PROVISIONS

         4.1     If:

                 4.1.1 at the request (made at any time within, but not after, a period of six months after the amount of the Taxation for which provision was made has become finally determined) and at the cost of the Vendor the Company's auditors shall certify that any provision for Taxation (not being a provision for deferred taxation) contained in the Accounts is an over- provision;

                 then:

                 4.1.2 the amount of such over-provision shall be set against any liability of the Vendor under sub-paragraph 2.1.1;

                 except:

                 4.1.3 insofar as such over-provision is attributable to the effect of a change in rates of Taxation or Taxation law made or having effect after the date of this document, any relief arising after Completion or any act of the Purchaser or the Company after Completion except under a legal obligation entered into by the Company prior to Completion;

                 but:

                 4.1.4 no deduction shall be made from any payment which the Vendor shall be obliged to make hereunder unless such certificate is in existence on the due date for that payment.

         4.2 If such a certificate is given after the Vendor has made a payment under the provisions of this schedule 3, the Purchaser shall refund to the Vendor (but without interest) any payments made by the Vendor to the extent that such over-provision could have been set against such payments if the certificate had been in existence on the due date for those payments.

         4.3 The Purchaser shall procure that the Company shall co-operate in obtaining any such certificate if the Vendor shall so request.

5.       DATE FOR PAYMENT

         5.1 Insofar as a Relevant Taxation Claim represents Taxation payable by the Company which has not yet become due, the Vendor shall make payment in respect of that claim (or so much thereof as represents that Taxation) on the date 5 Business Days prior to the date on which that Taxation becomes due, and for this purpose references to a date on which Taxation becomes due include the date on which it would have become due were it not for the availability of some relief, exemption, set-off, charge, deduction, allowance or credit or right to repayment of Taxation.

         5.2 Insofar as a Relevant Taxation Claim consists of the nullification or cancellation of a right to repayment of Taxation, the Vendor shall make payment in respect of that claim (or so much thereof as represents that nullification or cancellation) on the date on which that repayment would otherwise have become due.

         5.3 In any other case, the Vendor shall make payment 5 Business Days after the date on which a notice setting out details of the Relevant Taxation Claim or, as the case may be, any claim under sub- paragraph 2.1.2 is delivered to the Vendor.

         5.4 Any payment which becomes due on a day which is not a Business Day shall be paid on the Business Day which immediately precedes the due date for payment, and any payment which is made after noon on any day shall, for the purposes of calculating interest, be deemed to have been paid on the next following Business Day. No payment shall be treated as made until cleared funds in respect thereof are available to the Purchaser.

6.       INTEREST

         The Vendor shall make all payments under this schedule in immediately available funds before noon on the due date for payment without deduction or set-off on any account (save as expressly provided in this schedule), and, if any amount is not paid when due, the Vendor shall pay to the Purchaser interest on such amount calculated on a daily basis from the due date until the date of actual payment (as well after any judgment as before) at the rate of 4% per year above the base rate from time to time in force of Royal Bank of Scotland plc.

7.       CLAIMS

         7.1 If the Purchaser shall become aware of any Relevant Taxation Claim which is likely to give rise to a liability on the Vendor hereunder, the Purchaser shall, by way of covenant but not as a condition precedent to the liability of the Vendor hereunder, give notice thereof or procure that notice thereof is given as soon as reasonably practicable to the Vendor in accordance with clause 9.

         7.2 As regards any Relevant Taxation Claim, the Purchaser shall take or shall procure that the Company shall take such action as the Vendor may by written notice given to the Purchaser reasonably request to cause the Relevant Taxation Claim to be withdrawn or to dispute, resist, appeal against, compromise or defend the Relevant Taxation Claim and any determination in respect thereof or to apply to postpone (so far as legally possible) the payment of any tax pending the determination of any appeal but subject to the Purchaser and the Company being indemnified to the reasonable satisfaction of the Purchaser by the Vendor against all losses (including any additional Taxation Liability), interest, costs, damages and expenses which may be thereby incurred by the Purchaser or the Company, and Provided that:

                 7.2.1 any request made by the Vendor pursuant to this clause 7.2 shall be made within a reasonable time of receipt by the Vendor of any notice given by the Purchaser to the Vendor in accordance with clause 7.1 and if, on the expiry of a period of 14 days commencing on the date of receipt by the Vendor of such notice, the Vendor shall not have given to the Purchaser notice of the Vendor's intentions in respect of the Relevant Taxation Claim or shall not have provided satisfactory indemnities in accordance with this clause 7.2, the Purchaser and the Company shall be entitled to satisfy or settle or deal with the Relevant Taxation Claim on such terms as they shall in their absolute discretion think fit but without prejudice to their rights and remedies under this Agreement; and

                 7.2.2 the Purchaser and the Company shall not be obliged to comply with any request of the Vendor which involves contesting any assessment for Taxation before any court or any other appellate body unless they have been advised in writing by leading tax counsel instructed by agreement between the Purchaser and the Vendor at the expense of the Vendor that an appeal against the assessment for Taxation in question will, on the balance of probabilities, be won by the Purchaser or, as the case may be, the Company.

                                   SCHEDULE 4

                                 THE WARRANTIES

                          (SUB-CLAUSES 1.1 AND 4.1.1)

A        THE COMPANY AND THE VENDOR

A1       CAPACITY

         The Vendor has full power to enter into and perform the provisions of this document, which constitutes a binding agreement on the Vendor in accordance with its terms.

A2       OWNERSHIP OF THE SHARES

         The Vendor is the beneficial owner of the Shares and has the right to dispose of them to the Purchaser or as it directs free from any Encumbrance and together with all rights now or hereafter attaching to them.

A3       TRANSFERS AT AN UNDERVALUE

         None of the Shares have been the subject of a transfer at an undervalue (within the meaning of section 238 or section 239 of the Insolvency Act 1986) within the period of five years prior to the date of this document.

A4       LIABILITIES OWING TO OR BY THE VENDOR

         There is not outstanding any indebtedness or other liability (actual or contingent):

         A4.1 Owing by the Company to the Vendor or any Member of the Vendor's Group, or any officer or former officer of the Company (other than accrued salary).

         A4.2    Owing to the Company by any such person.

B THE COMPANY'S SCHEDULED PARTICULARS AND CONSTITUTIONAL AND ADMINISTRATIVE AFFAIRS

B1       SCHEDULE 2

         B1.1 The particulars of the Company set out in schedule 1 are true and accurate and constitute a complete disclosure of the matters there referred to; the Company has no director other than the persons named as directors in schedule 2; and its issued share capital is fully paid and beneficially owned and registered free from any third party right.

         B1.2    The Company:

                 B1.2.1 Has not during the six year period ending on the Completion Date had any group undertaking; and

                 B1.2.2 Has not during the six year period ending on the Completion Date been a subsidiary of any company other than the Vendor.

B2       SHADOW DIRECTORS

         No person is a shadow director (within the meaning of section 741 of the Act) of the Company but is not treated as one of its directors for all the purposes of the Act.

B3       MEMORANDUM AND ARTICLES

         The copy of the memorandum and articles of association of the Company attached to the Disclosure Letter is true and complete.

B4       COMPANY RESOLUTIONS

         Neither the Company nor any class of its members has passed any resolution (other than resolutions relating to routine business at annual general meetings or elective resolutions).

B5       OPTIONS

         No person has the right (whether exercisable now or in the future and whether or not contingent) to call for the allotment, issue or transfer of any share or loan capital of the Company under any option or other agreement (including without limitation conversion rights and rights of pre-emption), and the Company does not have any share option or profit sharing scheme.

B6       PURCHASE OF OWN SHARES

         The Company has not at any time agreed to purchase or purchased or redeemed or repaid any of its own shares.

B7       STATUTORY AND OTHER BOOKS AND RECORDS

         B7.1 All registers, accounts, books, ledgers, financial and other records of the Company:

                 B7.1.1 Have been fully, properly and accurately kept and maintained, are in the possession of the Company and contain true and accurate records of all matters required by law to be entered therein;

                 B7.1.2 Do not contain or reflect any material inaccuracies or discrepancies;

                 B7.1.3 Give and reflect a true and fair view of the matters which ought to appear therein;

                 and no notice or allegation that any of them is incorrect or should be rectified has been received by the Company or the Vendor.

         B7.2 The Company's accounting records comply with section 221 of the Act and show and contain the information set out in such section.

B8       FILING OF DOCUMENTS

         All returns, particulars, resolutions and documents required by the Act or any other legislation to be filed with the Registrar of Companies, or with any other authority, in respect of the Company have been duly filed and were when filed correct and none have been filed within 14 days before the date of this Agreement.

B9       INSURANCES

         B9.1 The Disclosure Letter sets out full details of all policies of insurance maintained by or on behalf of the Company.

         B9.2 The policies of insurance which are maintained by or on behalf of the Company are in full force and effect.

         B9.3 All premiums in respect of policies of insurance maintained by or on behalf of the Company have been paid as and when due, and there are no circumstances known to the Vendor which might lead to any liability under such insurance being avoided by the insurers or (being circumstances not affecting businesses generally) the premiums being increased, and there is no claim outstanding under any such policy, nor is the Vendor aware of any circumstances likely to give rise to a claim thereunder.

         B9.4 The Disclosure Letter sets out full details of all insurance claims made by or on behalf of the Company within the period of three years immediately prior to the date of this document, including insurance claims pending or outstanding.

B10      POWERS OF ATTORNEY

         There is in force no power of attorney given by the Company (other than to the holder of an Encumbrance solely to facilitate its enforcement). No person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the business of the Company.

B11      CORPORATE NAME

         The Company does not use, nor has it at any time used, on any of its letterheads or other stationery, books or vehicles or otherwise carried on its business under any name other than its own present corporate name.

C        THE COMPANY AND THE LAW

C1       COMPLIANCE WITH LAWS

         C1.1 The Company has conducted and is conducting its business in accordance with all applicable laws and regulations of any relevant jurisdiction.

         C1.2 There is no order, decree or judgment of any court or any governmental agency of any jurisdiction outstanding against the Company or which may have any adverse effect upon the assets or business of the Company; no such order, decree or judgment is pending, and there are no circumstances known to the Vendor likely to give rise to any such order, decree or judgment.

C2       LICENCES

         C2.1 The Company has obtained all licences, consents, permits and authorities of a statutory or regulatory nature necessary to enable it to carry on its business effectively in the places and in the manner in which it is now carried on.

         C2.2 All such licences, consents, permits and authorities are valid and subsisting, and the Vendor knows of no reason why any of them should be suspended, cancelled or revoked or renewed or continued subject to any term or condition which does not currently apply thereto.

C3       BREACH OF STATUTORY PROVISIONS

         C3.1 Neither the Company nor any of its officers, nor to the best of the Vendor's knowledge, information and belief any employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing in contravention of any act, order, regulation or the like of any other jurisdiction capable of giving rise to any fine, penalty, default proceedings or other liability on the part of the Company.

         C3.2 There is not, within the knowledge of the Vendor, any pending or existing any investigation or enquiry by or on behalf of any governmental or other body in respect of the affairs of the Company.

C4       LITIGATION

         C4.1 The Company is not engaged in any dispute with any customer or supplier or in any civil or criminal litigation or arbitration proceeding (whether as plaintiff, defendant or any other party) except for the collection of debts not exceeding in aggregate L.5,000 (Five thousand pounds).

         C4.2    So far as the Vendor is aware:

                 C4.2.1 No litigation or arbitration proceedings are pending or threatened by or against the Company;

                 C4.2.2 There are no circumstances likely to give rise to any litigation or arbitration;

                 C4.2.3 The Company has not been a party to any undertaking or assurance given to any court, tribunal or governmental agency which is still in force; and

                 C4.2.4 There is no unsatisfied judgment or unfulfilled court order outstanding against the Company.

         References in sub-paragraphs C4.1 and C4.2 to the Company shall be deemed to include also any person for whom or which the Company may be or become vicariously liable.

C5       INSOLVENCY

         C5.1    The Company is able to pay its debts as they fall due.

         C5.2 The Company has not stopped the payment of its debts or received any written demand pursuant to section 123(1)(a) of the Insolvency Act 1986.

         C5.3 No order has been made or petition presented or resolution passed for the winding up of the Company; no proposal has been made under part I of the Insolvency Act 1986 for a voluntary arrangement; no person has appointed or applied to any court of competent jurisdiction to appoint a receiver or an administrative receiver or an administrator; and no distress, execution or other process has been levied against the Company.

C6       FAIR TRADING

         C6.1 No agreement, practice or arrangement currently or previously carried on by the Company or to which the Company is or has been a party infringes any competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in any relevant jurisdiction.

         C6.2 The Company has not given any undertaking to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or Court of Justice of the EC or to any other court, person or body.

         C6.3 The Company is not in default under or in contravention of any article, act, decision, regulation or order or of any undertaking relating to any matter referred to in this sub-paragraph C6.3.

C7       PRODUCTS

         The Company does not manufacture, sell or supply any product which does not comply with any applicable regulation, standard or statutory requirement.

C8       POLLUTION OF THE ENVIRONMENT

         For the purposes of this paragraph C8 the words and expressions "pollution of the environment" and "process" shall have the same meanings as in section 1 of the Environmental Protection Act 1990.

         C8.1 No hazardous substances (as defined in paragraph F.7) have been used or stored or otherwise handled by the Company on the Property.

         C8.2 Neither the ownership in or occupation by the Company of the Property nor the business of the Company has been the subject of any environmental audit and the Company has not conducted any such audit.

         C8.3 There has been no pollution, of, nor release, discharge, leakage, entry, deposit or emission of any substances into of the environment by the Company, and the Company has no responsibility or liability for any pollution of the environment by any third party, and there has been no act or omission by the Company which could give rise to any pollution of the environment.

         C8.4 The Company has complied and has adequate systems and facilities to continue to comply with:

                 C8.4.1 All laws and regulations relating to pollution of the environment;

                 C8.4.2 All laws and regulations relating to pollution of the environment which apply to any person carrying on any process carried on by the Company;

                 C8.4.3 All EC Directives relating to pollution of the environment (whether or not they have been implemented in any relevant jurisdiction).

         C8.5 The Company has not received any claim alleging pollution of the environment caused by noise.

         C8.6 The Company has not applied for and, so far as the Vendor is aware, does not require any environmental authorisations, permits, licences, consents or other approvals:-

                 C8.6.1 to carry on its business activities and operations presently carried on; or

                 C8.6.2   to use the Property or any part of it.

         C8.7 No proceedings or other action, claim and investigation has been notified to the Company or, so far as the Vendor is aware, threatened against the Company arising from or relating to or otherwise concerning environmental legislation.

D        THE COMPANY'S FINANCIAL POSITION

D1       THE ACCOUNTS

         The Accounts:

         D1.1 Comply with the requirements of the Act and all other applicable statutes and regulations;

         D1.2 Have been prepared in accordance with all applicable SSAPs and FRSs, and where none are applicable, with generally accepted accounting principles and practices;

         D1.3 Have been prepared on bases and principles and using methods which are consistent with those used in the preparation of the audited Individual Accounts of the Company for any accounting period falling wholly or partly within the period of three years ended on the Accounts Date;

         D1.4 Are not affected by any extraordinary or exceptional item as the same are defined in the appropriate SSAP; and

         D1.4 Show a true and fair view of the state of affairs of the Company as at the Accounts Date and of the profit or loss of the Company for the accounting period ended on that date.

D2       PROVISIONS IN THE ACCOUNTS

         The Accounts:

         D2.1 In the reasonable opinion of the Vendor adequately provide for all liabilities (other than contingent liabilities which are not expected to crystallise) and fully disclose all contingent liabilities which are not expected to crystallise and all capital commitments of the Company in each case as at the Accounts Date;

         D2.2 In the reasonable opinion of the Vendor adequately provide for all bad and doubtful debts as at the Accounts Date;

         D2.3 Attribute a value to stock which does not exceed the lower of direct cost and net realisable value as at the Accounts Date after wholly writing off all redundant, obsolete, old, unusable, unsaleable, slow- moving, deteriorated and excessive stock;

         D2.4 Apply a rate of depreciation in respect of each fixed asset which has been consistently applied over the period of three years ended on the Accounts Date and, if consistently applied hereafter, is adequate to write down the value of each fixed asset to its net realisable value at a time not later than the expiry of its useful working life;

         D2.5    Value work-in-progress in accordance with SSAP 9; and

         D2.6 Are not affected (except as disclosed in the Accounts) by any extraordinary or exceptional event, circumstance or item.

D3       RESERVES

         None of the reserves appearing in the Accounts is an undistributable reserve.

D4       LAYING AND DELIVERY OF THE ACCOUNTS

         True and complete copies of the Accounts for each accounting period preceding that which ended on the Accounts Date have been laid before the Company in general meeting and delivered to the Registrar of Companies in compliance with the provisions of sections 241 and 242 of the Act.

D5       EVENTS SINCE THE ACCOUNTS DATE

         Since the Accounts Date:

         D5.1 The Company has carried on its business in the ordinary and usual course and without any interruption or alteration in the nature, scope or manner thereof;

         D5.2 The Company has not entered into any transaction, assumed any liability or made any payment which was not in the ordinary course of its business except for any such provided for and noted in the Accounts;

         D5.3 The Company has not borrowed any money other than from its bankers within the terms of its bank overdraft facilities;

         D5.4 The Company has paid its creditors within the times agreed with such creditors;

         D5.5 The Company has not entered into, or agreed to enter into, any capital commitment;

         D5.6 The Company has not repaid or become liable to repay any loan or indebtedness in advance of its stated maturity by reason of its default;

         D5.7 The Company has not received notice (whether formal or informal) from any lender of money to the Company requiring repayment or intimating the enforcement by it of any security which it may hold over any assets of the Company, and there are no circumstances known to the Vendor likely to give rise to such notice;

         D5.8 Save for any provisions made in the Accounts no part of the amounts included in the Accounts, or subsequently recorded in the books of the Company as owing by any debtors, has been outstanding for more than 120 days or has been released on terms that any debtor pays less than the full book value of his or its debt or has been written off or has proved to any extent to be irrecoverable or is now regarded by the Company as, or as likely to become, irrecoverable in whole or in part and none of such debts is subject to any counterclaim or set-off;

         D5.9 No loan made by the Company which remains outstanding has become due and repayable in whole or in part to the Company (whether or not prior to its stated maturity date);

         D5.10 The Company has not factored or discounted any of its debts or agreed to do so;

         D5.11 The Company has not acquired, or agreed to acquire, any tangible asset, Intellectual Property (as defined in paragraph
                 F5) or investment (other than stock in the normal course of business);

         D5.12 The Company has not disposed of, or agreed to dispose of any tangible asset, Intellectual Property (as defined in paragraph
                 F5) or investment (other than stock in the normal course of business);

         D5.13 There has been no abnormal stocking-up or de-stocking of stock;

         D5.14 None of the stock reflected in the Accounts has realised an amount less than the value placed on it reflected in the Accounts; and

         D5.15 No distribution of capital or income has been declared, made or paid in respect of any share capital of the Company.

D6       GRANTS

         The Company has not made any application for any financial assistance from any supranational, national or local authority or governmental agency which is still pending, or consequent upon which any such assistance is still to be received, and has not received any such assistance in respect of which the period during which any relevant conditions have to be complied with or it may otherwise be withdrawn has not expired.

D7       DEBTS

         D7.1 There are no debts owing by or to the Company other than debts which have arisen in the ordinary course of its business, nor has the Company lent any money which has not been repaid;

         D7.2 The Company has not factored or discounted any debt or agreed to do so; and

         D7.3 So far as the Vendor is aware (but without having made any specific enquiry of the relevant debtor), all debts in the Accounts and the Management Accounts (save as may be provided for therein) shown as owing to the Company will realise their full value in the normal course of collection.

D8       OPTIONS

         The Company is not a party to any option or pre-emption right.

D9       MANAGEMENT ACCOUNTS

         The Management Accounts have been prepared in good faith and with due diligence in accordance with the accounting policies adopted in the preparation of the Accounts and on bases and principles consistent with those used in the preparation of the management accounts of the Company during the accounting period ended on the Accounts Date and are not misleading to a material extent.

E        THE COMPANY AND ITS FINANCIERS

E1       BORROWINGS

         The total amount borrowed by the Company from its financiers does not exceed its facilities, and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on borrowing contained in its articles of association or in any debenture or loan stock deed or other instrument.

E2       SURETIES

         No person other than the Vendor has given any guarantee of or security for any overdraft, loan or loan facility granted to or obligations undertaken by the Company.

E3       GUARANTEES

         The Company is not a party to any guarantee or suretyship or any other obligation (whatever called) to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) for the payment of, indemnity against the consequence of default in the payment of, or otherwise to be responsible for, any indebtedness or obligation of any other person.

F        THE ASSETS OF THE COMPANY

F1       ASSETS AND CHARGES

         F1.1 The Company owns all assets included in the Accounts and all assets acquired by the Company since the Accounts Date except for current assets subsequently disposed of by the Company in the ordinary course of its business, the Property and assets which are the subject of hire-purchase, lease or contract hire agreements or the subject of retention of title terms, liens, or other similar third party rights contained in standard terms of trading imposed by suppliers in the ordinary course of their business.

         F1.2 The Company has possession of all assets included in the Accounts and of all assets acquired by it since the Accounts Date.

         F1.3 Except in respect of goods, if any, appropriated to and in accordance with the terms of any contracts made in the ordinary course of business between the Company and its customers, none of such assets, nor any of the undertaking, goodwill or uncalled capital of the Company is subject to any Encumbrance or any agreement or commitment to give or create any Encumbrance.

         F1.4 Each asset reflected in the Accounts (save for current assets disposed of in the ordinary course):-

                 F1.4.1 is in the useful and beneficial ownership of the Company free from any third party right and any contract to grant the same; and

                 F1.4.2   is situated at the Property.

F2       Deleted purposely

F3       ASSETS SUFFICIENT FOR THE BUSINESS

         F3.1 The assets owned by the Company, together with assets held under hire-purchase, leasing and rental agreements, comprise, in the opinion of the Vendor, all assets necessary for the continuation of its business as now carried on.

         F3.2 No asset is shared by the Company with any Member of the Vendor's Group at the date of this document, and the Company does not depend for its business upon or make use of any assets, facilities or services owned or supplied by any Member of the Vendor's Group at the date of this document.

F4       Deleted purposely

F5       INTELLECTUAL PROPERTY

         In this document:

         "Intellectual Property"               means patents, trademarks,
                                               service marks, registered
                                               designs, copyright, applications
                                               for any of the foregoing, trade
                                               or business names, know-how,
                                               confidential information, design
                                               right, inventions, methods of
                                               manufacture, specifications, or
                                               formulae and all other
                                               intellectual property rights of
                                               whatever nature and any
                                               applications for the same;

         "Intellectual Property Agreements"    means agreements or arrangements
                                               relating (wholly or partly) to
                                               Intellectual Property or to the
                                               disclosure, use, assignment or
                                               patenting of any invention,
                                               discovery, improvement, process,
                                               formulae or other know-how;

         "Listed Intellectual Property"        means the Intellectual Property
                                               listed in the Disclosure Letter;
                                               and

         "Listed Intellectual Property         means the Intellectual Property
         Agreements"                           Agreements copies of which are
                                               attached to the Disclosure
                                               Letter.

         F5.1    The Company:

                 F5.1.1 Has no interest in any registered Intellectual Property save for the Listed Intellectual Property and is the sole and beneficial owner of the Listed Intellectual Property (which is valid and in full force and effect);

                 F5.1.2 Is (where it is capable of registration) the registered proprietor of the Listed Intellectual Property;

                 F5.1.3 Does not own or use, whether within the processes employed and the products and services dealt with by it or otherwise, any Intellectual Property other than the Listed Intellectual Property or Intellectual Property licensed or assigned to it in the Listed Intellectual Property Agreements and other than copyrights, design rights, technical know-how and confidential information;

                 F5.1.4 Except as may appear from the Listed Intellectual Property Agreements, has not authorised any person to make any use of or to do anything which would or might otherwise infringe any Intellectual Property owned or used by the Company; nor has any right, licence, permission or assignment dealing with any interest in any Intellectual Property held by the Company been granted in favour of any third party; and

                 F5.1.5 Has not disclosed (except in the ordinary course of its business or as set out in the Listed Intellectual Property Agreements) any of its know-how, trade secrets or customer details to any other person.

         F5.2 Except as provided in the Listed Intellectual Property Agreements, the Company owns the copyright or design right (whether registered or unregistered) in the designs of all its products and is the proprietor of any registrations or applications to register any such designs.

         F5.3 The Company is not aware and has not received any notification and the Vendor is not aware:

                 5.3.1 that in carrying on its business the Company does any action which or

                 5.3.2    that the Company's processes or products:-

                          (a) Infringe any Intellectual Property of any other person; or

                          (b) Involve the unlicensed use of confidential information or know-how disclosed to the Company by any person in circumstances entitling that person to make a claim against the Company.

         F5.4 The Listed Intellectual Property Agreements are all the Intellectual Property Agreements to which the Company is a party, all of them are valid and binding on the parties thereto, and the Company has not been notified of any breach of the provisions of them. Nothing has been done or omitted by the Company which would enable a licence of Intellectual Property granted by or to the Company to be terminated or which in any way constitutes a breach of the terms of any such licence.

         F5.5 The Company is not passing off any part of its business as and for the business of any other person and so far as the Vendor is aware, no person is passing off its business as and for part of the Company's business.

         F5.6 In respect of any Intellectual Property owned or used by the Company or licensed for use by the Company:

                 F5.6.1 all applicable registration and renewal fees have been fully paid by the due date; and

                 F5.6.2 nothing has been done or omitted to be done by the Company and so far as the Vendor is aware nothing has been done by any third party or omitted to be done whereby any of such Intellectual Property might cease to be valid and subsisting.

         F5.7 None of the Intellectual Property owned or used by the Company is being claimed, opposed or attacked by any third party.

         F5.8 The Vendor is not aware that any third party is infringing any of the Company's Intellectual Property.

         F5.9 The Company does not trade under any name, style or make other than its company name.

         F5.10 No litigation or arbitration proceedings are pending or threatened by or against the Company in respect of breach of Intellectual Property rights.

F6       PLANT

         The plant and machinery, including without limitation fixed plant and machinery, and all vehicles and office and other equipment used in connection with the business of the Company:

         F6.1 Is in good repair and condition (subject to fair wear and tear) and in satisfactory working order;

         F6.2 Is capable, over the period of time during which it is to be written down to a nil value in the accounts of the Company, of doing the work for which it was designed or purchased; and

         F6.3 Is in the possession and control of, and is the absolute property free from any Encumbrance of, the Company.

F7       PROPERTY

         For the purposes of this paragraph F7 the following words and expressions shall have the following meanings:

         "Hazardous Substances"         all substances materials or matters
                                        which are:

                                        (a)       regulated as poisonous,
                                                  noxious, offensive or
                                                  polluting or hazardous
                                                  materials or substances
                                                  hazardous to health, dangerous
                                                  substances or hazardous wastes
                                                  (including, without
                                                  limitation, noise and smoke
                                                  emissions) or trade or sewage
                                                  effluent under any national,
                                                  regional, provincial,
                                                  municipal, or local law in
                                                  each place in which the
                                                  Company or the business of the
                                                  Company is located; or

                                        (b)       within the scope of the EC
                                                  Directive on Hazardous
                                                  Substances (67/548/EC);

         F7.1 The Company is the beneficial owner of the Property and the Property comprises all the properties owned or occupied (at any time) by the Company or in which the Company has any right or interest. The information set out in schedule 2 is true and complete and accurate at the date hereof. The Company has in its possession or under its control all duly stamped deeds and documents which are necessary to prove title to the Property.

         F7.2 The Property is free from any mortgage, charge, rent-charge, lien, encumbrance or other third party right in the nature of security.

         F7.3 The Company has sole and exclusive possession or occupation of the Property and there are no circumstances known to the Vendor following reasonable and proper enquiry of all relevant persons which would entitle or require any landlord or any other person to exercise any powers of entry or right to forfeiture or right to take possession or which would otherwise restrict or terminate the continued sole and exclusive possession or occupation of the Property by the Company.

         F7.4 The Property is not subject to the payment of any outgoings other than general or water rates and the sums reserved by the leases under which the Property is held.

         F7.5 The Company has paid all rent or licence fees and all other outgoings which have become due in respect of the Property.
                 So far as the Vendor is aware following reasonable and proper enquiry of all relevant persons the Company has performed and observed in all material respects all its obligations under all covenants, conditions, agreements, statutory requirements, planning consents, byelaws, orders and regulations affecting the Property, its use and any business or the Company there carried on. No notice of any breach of any such matter has been received. So far as the Vendor is aware following reasonable and proper enquiry of all relevant persons no use of the Property contravenes any of such covenants, conditions, agreements, statutory requirements, planning consents, byelaws, orders or regulations.

         F7.6 The Company and the Vendor have not received notice of nor is the Vendor or the Company aware of any dispute relating to the Property.

         F7.7 In relation to the Property so far as the Vendor and the Company are aware there is no claim or dispute pending or expected either by or with the Company and there are no disputes outstanding as to the settlement of the relevant level of rent reserved by any lease which is subject to review.

         F7.8 No claim has been made against the Company in respect of any leasehold property formerly held but it or in respect of which it acted as a guarantor nor is any such claim anticipated.

         F7.9 All Hazardous Substances which have been used, stored, treated, manufactured, generated, disposed of, emitted or otherwise handled by the Company and/or at the Property (as the case may be) have been managed, and all steps have been taken, in compliance with all laws and other requirements having the force of law concerning health, safety and environmental matters which are applicable to the business of the Company and/or the Existing Use, and no statutory nuisance (as defined by the Public Health Acts) exists in respect of the Property or the business of the Company.

         F7.10 Neither the Company nor the Vendor has received any written notice or any other written information from any governmental authority or third party in relation to the business of the Company indicating that the Company is or may be responsible for all or some portion of the costs of investigating, treating, containing or removing or otherwise responding to any Hazardous Substances which have come to be present upon the Property or any other site.

         F7.11 There are no outstanding notices, complaints or claims against the Company on the part of government authorities, employees or other parties in respect of the handling or use of Hazardous Substances, and no such notices, complaints or claims are contemplated or threatened or foreseen, and there are no facts or matters which might give rise to the same.

         F7.12 In respect of any lease, tenancy or other right of occupation in respect of the Property ("the Leases") all licences, consents and approvals required from the Landlord and any Superior Landlord under the leases have been obtained and the covenants on the part of the Tenant contained in the licences, consents and approvals have been duly performed and observed.

         F7.13 The Certificate of Title is true, complete and accurate in all respects and there are no obligations, disputes, notices, covenants, easements or any other matters whatsoever which adversely affect the Property.

         F7.14 The Company occupies Unit 8 Durban Road South Bersted Industrial Estate Bognor Regis Sussex under a tenancy at will which expires on 31 October 1996. The rent payable is L.2,150 per calendar month plus VAT. Neither the Vendor nor the Company is aware of any outstanding liability for this Unit if the premises are vacted on 1 November 1996.

G        THE CONTRACTS OF THE COMPANY

G1       DOCUMENTS

         All title deeds and agreements to which the Company is a party and other documents owned by or which ought to be in the possession of the Company are in the possession of the Company and are free from Encumbrance.

G2       MATERIAL CONTRACTS

         The Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

         G2.1 Is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

         G2.2 Is known by the Vendor or by the Company to be likely to result in a loss to the Company on completion or performance;

         G2.3 Cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money and effort;

         G2.4 Involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of the business of the Company;

         G2.5 Is a lease or a contract for hire or rent, hire-purchase or purchase by way of credit sale or periodical payment;

         G2.6 Is with any trade union or body or organisation representing its employees;

         G2.7 Involves or is likely to involve the supply of goods by or to the Company the aggregate sales value of which will represent in excess of 20% of the turnover for the last accounting period of the Company;

         G2.8 Is a contract for services (other than contracts for the supply of electricity or normal office services);

         G2.9 Requires the Company (whether or not it has yet done so) to pay any commission, finder's fee, royalty or the like;

         G2.10 In any way restricts the freedom of the Company to carry on the whole or any part of their business in any part of the world in such manner as it may think fit;

         G2.11 Is in any way otherwise than in the ordinary and proper course of the business of the Company or on an arm's length basis; or

         G2.12 Involves the Company in any actual or contingent liability in respect of any land or premises previously occupied by the Company or in which it had any interest including but not limited to any liability in respect of any leasehold property at any time assigned or otherwise disposed of by it.

         G2.13 The Company is not contractually obliged to undertake a major stock cleanse for B & Q which will cost the Company more than L.20,000 in stock at cost.

G3       DEFAULTS

         Neither the Company nor any other party to any agreement with the Company is in default thereunder, being a default which would be material in the context of the financial or trading position of the Company nor (so far as the Vendor is aware) are there any circumstances likely to give rise to any such default.

G4       CUSTOMERS/SUPPLIERS

         G4.1 No customer or supplier of the Company whose purchases from or sales to the Company represented, in the accounting period ended on the Accounts Date, 20% or more of the Company's purchases or sales in that period has since the Accounts Date ceased to do business with the Company or has since such date substantially reduced its purchases from or supplies to the Company.

         G4.2 Since the Accounts Date, no indication has been received by the Company of any material change in the business or terms upon which any customer or supplier is prepared to contract or do business with the Company, and no notice has been received by the Company that any supplier of the Company is likely to increase the prices at which it supplies or otherwise change the basis or terms upon which it is prepared to supply the Company.

         G4.3 The Vendor is not aware (but without having made any enquiry of any such person) of any reason to indicate that any of the existing customers of or suppliers to the Company are likely materially to reduce the volume of their purchases from or supplies to the Company in the future by comparison with the value of their purchases from or supplies to the Company during the period of twelve months prior to the date of this document.

H        THE COMPANY AND ITS EMPLOYEES

H1       DIRECTORS

         The particulars of the Company's directors shown in schedule 1 are true and accurate, and no other person is a director or a shadow director of the Company.

H2       PARTICULARS OF EMPLOYEES

         H2.1 The schedule of employees attached to the Disclosure Letter lists all employees of the Company and shows their job title, salary, notice period and basis hour and all remuneration and other benefits which the Company is bound to pay or provide (whether now or in the future) to or for the benefit of each officer, ex-officer, employee or ex-employee of the Company.

         H2.2 No officer or employee of the Company has given or received notice terminating his employment except as expressly contemplated under this document.

         H2.3 No payment by way of commission or bonus has been made since the Accounts Date to or for the benefit of any officer, ex-officer, employee or ex-employee of the Company or any other person connected or associated with any such person, nor has the Company agreed to make any such payment.

         H2.4 A copy of the Company's standard form of employment contract is attached to the Disclosure Letter.

         H2.5 There are no amounts owing to any present or former employee of the Company other than remuneration accrued (but not yet due for payment) and no employee is entitled to accrued holiday pay.

         H2.6 No employee in a managerial or supervisory role has been engaged or ceased to be employed by the Company since the Accounts Date.

         H2.7 There is no person previously employed by the Company who now has or may have a right to return to work or be reinstated or re-engaged by the Company under the ERA.

H3       SERVICE CONTRACTS

         There is not outstanding any contract of service between the Company on the one hand and any of its officers or employees on the other hand which is not terminable by the Company without compensation (other than any compensation payable by statute) on three months' notice or less given at any time.

H4       DISPUTES WITH EMPLOYEES

         H4.1 There is no outstanding claim, and the Vendor is not aware of any circumstances which could give rise to a claim, against the Company either by any person who is now or has been an officer or employee of the Company or by or on behalf of a material number or any class of its employees or ex-employees or any persons claiming through them, and no payments are due by the Company under the provisions of the ERA.

         H4.2 The Company is not, and has not during the 12 months prior to the date of this Agreement, been involved in any strike, lockout, industrial or trade dispute or any negotiations with any trade union or body of employees.

         H4.3 The Company has not recognised or done any act which might be construed as recognition of a trade union and the Company is not a party to any collective agreement with any trade union or organisation of workers.

         H4.4 The Company has in relation to all present and former employees complied in all material respects with all statutes, regulations, orders and codes of conduct in relation to employment and relations with employees and trade unions and has maintained adequate and suitable records regarding the service of each employee.

I        MATERIAL DISCLOSURE

I1       DISCLOSURE LETTER

         All information contained in or referred to in the Disclosure letter is, and all copies of documents attached thereto are, true and accurate.

I2       COMMISSION

         No person is entitled whether, actually or contingently, to receive from the Company any finder's fee, brokerage, or other commission in connection with the acquisition or disposal of shares in the Company.

I3       CONSEQUENCE OF SHARE ACQUISITION BY THE PURCHASER

         Neither the acquisition of the Shares by the Purchaser nor compliance with the terms of this document will by virtue of the terms of any agreement or arrangement to which the Company is a party:

         I3.1 Cause the Company to lose the benefit of any right or privilege it presently enjoys or, so far as the Vendor is aware, cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

         I3.2 Relieve any person of any obligation to the Company (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

         I3.3 Result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity; and

         I3.4 Give rise to or cause to become exercisable any rights of pre-emption;

         And, to the best of the knowledge and belief of the Vendor (but without having made any enquiry of any customer or supplier of the Company), the Company's relationships with customers, suppliers and employees are not liable to be adversely affected thereby.

J        THE COMPANY AND THE REVENUE AUTHORITIES

J1       TAX PROVISIONS AS AT THE ACCOUNTS DATE

         All liability of the Company for all Taxation for which it is liable to be assessed or for which it is accountable in respect of:

         J1.1 Profits, gains, income or earnings (in each case either actual or deemed) earned, accrued or received (or deemed to have been earned, accrued or received) on or before the Accounts Date; and

         J1.2 Any event on or before the Accounts Date (including without limitation distributions declared, made or paid down to that date or noted or anticipated in the Accounts);

         Has been fully provided for in the Accounts, and proper provision has been made in the Accounts for deferred taxation in accordance with generally accepted accounting principles.

J2       SINCE THE ACCOUNTS DATE

         Since the Accounts Date:

         J2.1 The Company has not earned, accrued or received any profits, gains, income or earnings save in the normal course of its business;

         J2.2 No event has occurred which has given rise or will or may give rise to a liability to Taxation on the Company in respect of deemed (as opposed to actual) income, profits or gains or which has resulted or will result in the Company becoming liable to Taxation directly or primarily chargeable against or attributable to another person;

         J2.3 The Company has not incurred and has not become liable to incur expenditure which will not be wholly deductible or allowable as a charge on income in computing its taxable profits except for:

                 J2.3.1 Expenditure on the acquisition of an asset to be held otherwise than as stock; and

                 J2.3.2   Expenditure for reasonable entertainment;

                 details of which are in each case set out in the Disclosure Letter;

J3       RETURNS

         The Company has properly computed and punctually made all returns and provided all information required for Taxation purposes, and none of such returns is disputed by any relevant Taxation authority, and the Vendor is not aware that any dispute is likely or that any event has occurred which would or might give rise to a payment under paragraph
         2.1 of schedule 3.

J4       PAYMENT

         The Company has duly and punctually paid all Taxation which it has become liable to pay and is under no liability to pay any penalty, fine or interest in connection with any claim for Taxation and there are no circumstances known to the Vendor which are likely to cause the Company to become liable to pay any such penalty, fine or interest.

J5       TAXATION RELIEFS

         J5.1 No relief (whether by way of deduction, reduction, set-off, exemption, repayment, allowance or otherwise) from, against or in respect of any Taxation has been claimed by or given to the Company, or taken into account in determining the provision for Taxation in the Accounts, which is liable to be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at any time after Completion.

         J5.2 There are set out in the Disclosure Letter, with express reference to this sub-paragraph J5.2, full details of all matters relating to Taxation in respect of which the Company (either alone or jointly with any other person) has any outstanding entitlement:

                 J5.2.1 To make any claim (including without limitation a supplementary claim) for relief under any Taxation statute;

                 J5.2.2 To make any election for one type of relief, or one basis, system or method of Taxation, as opposed to another;

                 J5.2.3 To make any appeal (including without limitation a further appeal) against an assessment to Taxation; or

                 J5.2.4 To make any application for the postponement of Taxation.

J6       CLOSE COMPANIES

         The Company is not, and during the six years preceding the Accounts Date, has not been, a close company as defined in section 414 ICTA.

J7       GROUPS

         J7.1    GROUP INCOME

                 The Disclosure Letter contains particulars of all elections made by the Company under section 247 ICTA, and all such elections are now in force, and the Company has not paid any dividend without paying advance corporation tax or made any payment without deduction of income tax in the circumstances specified in sub-section (4) of that section.

         J7.2    GROUP RELIEF

                 The Disclosure Letter contains particulars of all arrangements and agreements relating to group relief (as defined by sections 402 and 412 ICTA) to which the Company is or has been a party, within the six year period preceding completion and:

                 J7.2.1 All claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

                 J7.2.2 The Company has not made and is not liable to make any payment under any such arrangement or agreement save in consideration for the surrender of group relief allowable to the Company by way of relief from corporation tax and equivalent to the Taxation for which the Company would have been liable had it not been for the surrender; and

                 J7.2.3 The Company has received all payments due to it under any such arrangement or agreement for surrender of group relief made by it.

         J7.3    SURRENDER OF ADVANCE CORPORATION TAX

                 The Disclosure Letter contains particulars of all arrangements and agreements to which the Company is or has been a party relating to the surrender of advance corporation tax made or received by the Company under section 240 ICTA, and:

                 J7.3.1  The Company has not paid and is not liable to pay:

                         J7.3.1.1 Any amount in excess of the advance corporation tax surrendered to it; or

                          J7.3.1.2  For the benefit of any advance
                                    corporation tax which is or may become
                                    incapable of set-off against the Company's liability to corporation tax; and

                 J7.3.2 The Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it.

         J7.4    INTRA-GROUP TRANSFERS

                 The Company has not acquired any asset (past or present) from any other company then belonging to the same group of companies as the Company within the meaning of section 170 TCGA or from an associated company as defined in section 774(4) ICTA.

         J7.5    TRANSACTIONS BETWEEN A DEALING COMPANY AND AN ASSOCIATED
                 COMPANY

                 The Company has not at any time entered into or been otherwise involved in any transaction to which section 774 ICTA applies.

         J7.6    EXEMPT DISTRIBUTIONS

                 The Company has not at any time engaged in or been a party to, or concerned in, any transaction to which sections 213 to 218 (inclusive) ICTA apply.

         J7.7    COMPANY RECONSTRUCTIONS WITHOUT A CHANGE OF OWNERSHIP

                 The Company has not at any time been a party to any such arrangement as is described in section 343 ICTA.

         J7.8    TRANSFERS WITHIN A GROUP: TRADING STOCK

                 The Company has not at any time:

                 J7.8.1 Acquired from or disposed of to a member of the same group of companies (as defined in section 170 TCGA) any asset which has been or could be deemed to be an appropriation from trading stock within the meaning of section 173 TCGA; or

                 J7.8.2 Acquired or disposed of any shares in any company which was at any time after the acquisition or prior to the disposal a member of the same group of companies as defined in section 170 TCGA.

         J7.9    TAXATION ON ONE MEMBER OF A GROUP RECOVERABLE FROM ANOTHER
                 MEMBER

                 The Company has not at any time been and is not liable to be assessed or charged to corporation tax by virtue of the provisions of section 190 TCGA and is not entitled to recover or liable to have recovered from it any sum paid pursuant to that section under the provisions of sub-section (3) of that section.

         J7.10   COMPANY CEASING TO BE A MEMBER OF A GROUP

                 The Company has not at any time ceased to be a member of a group of companies (as defined in section 170 TCGA) in such circumstances that a profit or gain was deemed to accrue to the Company by virtue of section 178 TCGA or at a time when it held an interest in land which could have been chargeable to Taxation under section 21 of the Development Land Tax Act 1976, and neither the execution of this document nor Completion will result in any profit or gain being deemed to accrue to the Company for any Taxation purpose.

J8       CAPITAL GAINS

         J8.1    BASE VALUES

                 If each of the capital assets of the Company were disposed of for a consideration equal to its book value in or adopted for the purpose of the Accounts, no liability to corporation tax on chargeable gains and no balancing charge under the Capital Allowances Act 1990 or the Finance Act 1971 or ICTA would arise (and for this purpose there shall be disregarded all reliefs and allowances available to the Company other than amounts falling to be deducted from the consideration receivable under section 38 TCGA).

         J8.2    ROLL-OVER RELIEF

                 The Company has made no claim under sections 152 to 156 TCGA (inclusive) or section 158 TCGA, and no such claim has been made by any other company which affects or is liable to affect the amount or value of the consideration for the acquisition of any asset by the Company taken into account in calculating any liability to corporation tax on chargeable gains on a subsequent disposal.

         J8.3    DEPRECIATORY TRANSACTIONS

                 No loss which might accrue on the disposal by the Company of any share in or security of any company is liable to be reduced by virtue of any depreciatory transaction within the meaning of sections 176 and 177 TCGA, nor is any expenditure on any share or security liable to be reduced under section 125 TCGA.

         J8.4    STRAIGHTLINE GROWTH

                 No asset owned by the Company is subject to a deemed disposal and reacquisition under any of paragraphs 16, 19 and 21 schedule 2 TCGA.

         J8.5    CHARGEABLE DEBTS

                 No gain chargeable to corporation tax is liable to accrue to the Company on the disposal of any debt owing to the Company not being a debt on a security.

         J8.6    CHARGEABLE POLICIES

                 The Company has not acquired benefits under any policy of assurance otherwise than as original beneficial owner.

         J8.7    CLAIMS AND ELECTIONS BY THE COMPANY

                 The Company has made no claim under section:

                 J8.7.1   279 TCGA (assets situated outside the United
                          Kingdom);

                 J8.7.2   24(2) TCGA (assets of negligible value);

                 J8.7.3 280 TCGA (tax on chargeable gains payable by instalments);

                 J8.7.4   242 ICTA (surplus franked investment income); and

                 J8.7.5 584 ICTA (unremittable income arising outside the United Kingdom);

                 and has made no election under section 35 TCGA.

         J8.8    TRANSACTIONS NOT AT ARM'S LENGTH

                 The Company has not disposed of or acquired any asset in circumstances such that the provisions of section 17 TCGA could apply to such disposal or acquisition.

         J8.9    GAINS ACCRUING TO NON-RESIDENT COMPANIES OR TRUSTS

                 There has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of section 13 TCGA or of section 87 TCGA.

J9       MISCELLANEOUS

         J9.1    PAYE

                 The Company has properly operated the PAYE system, deducting tax as required by law from all payments to or treated as made to employees and ex-employees of the Company, and accounted to the Inland Revenue for all tax so deducted and all tax chargeable on benefits provided for employees and ex-employees of the Company.

         J9.2    PAYMENTS UNDER DEDUCTION

                 All payments by the Company to any person which ought to have been made under deduction of tax have been so made, and the Company has (if required by law to do so) accounted to the Inland Revenue for the tax so deducted.

         J9.3    SECTIONS 765 TO 767 ICTA (MIGRATION OF COMPANIES)

                 The Company has not without the prior consent of the Treasury been a party to any of the transactions specified in sections 765 to 767 (inclusive) ICTA.

         J9.4    STAMP DUTY

                 The Company has not obtained relief from stamp duty under
                 section 55 of the Finance Act 1927 (reconstructions and amalgamations), section 42 of the Finance Act 1930 (intra-group transfers), section 78 or section 79 of the Finance Act 1985 (takeovers and voluntary winding up) or any of sections 75, 76 and 77 of the Finance Act 1986 (acquisitions).

         J9.5    FIRST BUSINESS LOANS

                 The Company has not expended or applied any sum liable to be regarded as income available for distribution pursuant to paragraphs 8 and 9 schedule 19 ICTA and is not bound (contingently or otherwise) to expend or apply any such sum.

         J9.6    Purposely deleted.

         J9.7    LOANS TO PARTICIPATORS

                 The Company has not made (and is not liable to be deemed to have made) any loan or advance to a participator or an associate of a participator so as to become liable to make any payment under section 419 or section 420 ICTA.

         J9.8    DISTRIBUTIONS AND PAYMENTS

                 J9.8.1 No distribution (within the meaning of sections 209 to 211 (inclusive) ICTA) has been made by the Company since 5th April 1965 except dividends shown in its audited accounts, nor is the Company bound to make any such distribution; in particular but without limitation no distribution has been declared or made by the Company since the Accounts Date, and no distribution declared prior to the Accounts Date remains unpaid save for any distribution provided for in the Accounts.

                 J9.8.2   No securities (within the meaning of section 254(1)
                          ICTA) issued by the Company and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under section 209(2)(e) ICTA.

                 J9.8.3 No rents, interest, annual payments or other sums of an income nature paid or payable by the Company or which the Company is under an obligation to pay in the future are wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of the provisions of any of sections 74, 125, 338, 339, 779, 784 and 787 ICTA.

                 J9.8.4 The Company has not made or received any distribution which is an exempt distribution within sections 213 to 218 (inclusive) ICTA.

                 J9.8.5 The Company has not received any capital distribution to which the provisions of section 189 TCGA could apply.

         J9.9    PURCHASE OF OWN SHARES

                 The Company has not purchased any of its own shares in circumstances to which section 219 ICTA applies.

         J9.10   BENEFITS FOR EMPLOYEES

                 J9.10.1 The Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for Taxation purposes.

                 J9.10.2 The Company has not issued any shares in the circumstances described in section 138(1) and (2) ICTA and has complied with section 139(5) ICTA.

         J9.11   QUOTED EUROBONDS

                 The Company has not at any time issued any quoted Eurobond as defined in section 124(6) ICTA.

         J9.12   DEEP DISCOUNT SECURITIES

                 The Company has not at any time held, owned or issued any deep-discount security as defined in paragraph 1(1) schedule 4 ICTA.

         J9.13   BOND WASHING

                 The Company has not since 28th February 1985 transferred any securities with accrued interest as defined in section 711 ICTA.

         J9.14   CONTROLLED FOREIGN COMPANIES

                 J9.14.1 No direction has been made by the Inland Revenue under section 747 ICTA in respect of any controlled foreign company under the control of the Company.

                 J9.14.2 Section 748 ICTA applies to all controlled foreign companies controlled by the Company.

         J9.15   OFFSHORE FUNDS

                 The Company does not own and has not at any time owned a material interest in an offshore fund which is or has at any material time been a non-qualifying offshore fund as defined in section 760 ICTA.

         J9.16 ANTI-AVOIDANCE

                 J9.16.1 The Company has not at any time entered into any transaction or series of transactions containing or consisting of steps inserted without any commercial or business purpose apart from the obtaining of a tax advantage.

                 J9.16.2 The Company has not at any time engaged in or been party to any scheme or arrangement the purpose or main purpose, or one of the main purposes, of which was the avoidance of or a reduction in any liability to Taxation.

         J9.17   NATIONAL INSURANCE

                 The Company has paid all national insurance and graduated pension contributions for which it is liable and has kept proper books and records relating to the same.

         J9.18   VALUE ADDED TAX

                 J9.18.1 The Company has complied with all statutory provisions and regulations relating to VAT and has duly paid or provided for all amounts of VAT for which it is liable.

                 J9.18.2 All supplies made by the Company are taxable supplies.

                 J9.18.3 All input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Company's business.

                 J9.18.4 The Company is not and has not been for VAT purposes a member of any group of companies and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT chargeable against some other company.

                 J9.18.5 No supplies have been made to the Company to which the provisions of section 8 of the Value Added Tax 1994 might apply.

                 J9.18.6 The Company is not under a duty to pay, on account of any tax it may become liable to pay in respect of a prescribed accounting period, payments on account of VAT pursuant to regulations 44 to 48 (inclusive) of the Value Added Tax Regulations 1995.

                 J9.18.7  The Company has no interest in any asset to which part XV of the Value Added Tax Regulations 1995 applies.

                 J9.18.8 The Company has not been served with a surcharge liability notice pursuant to section 59 of the Value Added Tax Act 1994 which currently remains in force.

         J9.19   GIFTS

                 J9.19.1 The Company is not liable to be assessed to corporation tax on chargeable gains or to capital transfer tax as donor or donee of any gift or as transferor or transferee of value.

                 J9.19.2 The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 of the Inheritance Tax Act 1984.

                 J9.19.3 No Inland Revenue charge (as defined in section 237 of the Capital Transfer Tax Act 1984) is outstanding over any asset of the Company or in relation to any shares in the capital of the Company.

                 J9.19.4 No circumstance has occurred whereby section 212 Inheritance Tax Act 1984 could be exercised in relation to any asset of the Company or to any of the Shares or by virtue of which such power could be exercised for the purposes of section 204(6) of that Act.

         J9.20   STAMP DUTY RESERVE TAX

                 The Company has made all returns and paid all stamp duty reserve tax in respect of any transaction in securities to which it has been a party.

         J9.21   POWERS OF SALE FOR IHT AND CTT PURPOSES

                 There are not in existence any circumstances whereby any such power as is mentioned in section 212 of the Inheritance Tax Act 1984 could be exercised in relation to any shares in, securities of, or assets of, the Company.

         J9.22   UNIFORM BUSINESS RATE: TRANSITIONAL RELIEF

                 The acquisition of the Shares by the Purchaser is not liable to result in any withdrawal of transitional relief for uniform business rate purposes enjoyed by the Company or to which the Company is entitled.

         J9.23   INVESTIGATIONS

                 The taxation affairs of the Company have never been the subject of any investigation or enquiry by any authority (other than routine PAYE and VAT enquiries and questions), no authority has indicated that it intends to investigate such affairs and there are no circumstances known to the Vendor which are likely to give rise to any such investigation.

         J9.24   STAMP DUTY

                 All documents which are liable to stamp duty and which confer any right upon the Company have been duly stamped and no document which confers any right upon the Company and which is outside the United Kingdom would attract stamp duty if it were brought into the United Kingdom and there is no liability to any penalty in respect of such duty or circumstances which may give rise to such a penalty.

K        PENSIONS

         In this Warranty K the following definitions shall apply:

         "the Employee Benefits Schemes"      (1) Pension Fund and Life
                                              Assurance Scheme for Hago
                                              Products Limited established with
                                              effect from 1 April 1961 and (2)
                                              Life Assurance Scheme for Hago
                                              Products Limited established
                                              from 1 April 1978 and (3) Hago
                                              Products Limited Pension and Life
                                              Assurance Scheme established
                                              from 1 December 1988 and (4) John
                                              Pring and Son Ltd Retirement and
                                              Death Benefit Plan and (5)
                                              Bullough plc Group Life Assurance
                                              Scheme and (6) Bullough Group plc
                                              Long Term Disability Insurance
                                              Scheme

         "the Final Salary Scheme"            the John Pring & Son Ltd
                                              Retirement and Death Benefit
                                              Plan

         "the Money Purchase Scheme"          Hago Products Limited Pension
                                              and Life Assurance Scheme

K1 With the exception of the Employee Benefits Schemes there are no agreements or arrangements for the provision of any pension, life assurance or disability benefits to be given in connection with the retirement, past service, or any change in the nature of the service any employee or former employee of the Company (including death or disability) or for any dependants of any such person and no undertaking or assurance has been given as to the introduction or continuation or increase or improvement of any pension death benefits or disability which the Company would be required to implement in accordance with good industrial relations practice whether or not there is any legal obligation to do so.

K2 There are no liabilities which have been or are or may be imposed on the Company as a debt due pursuant to Section 144 of the Pension Schemes Act 1993 from the Company to the trustees of an occupational pension scheme in which the Company participates or participated as an employer (within the definition thereof in Section 144 of the Pension Schemes Act 1993 as modified by the Occupational Pension Schemes (Deficiency on Winding-up etc.) Regulations 1994.

K3 The Disclosure Letter and the documents annexed to it or referred to in it contain all information necessary to define:-

         K3.1 those employees of the Company entitled or prospectively entitled to benefits under the Employee Benefits Schemes and the benefits to which each of them is or may become entitled and the conditions upon which the benefits are or may become payable;

         K3.2 the trustees, insurers or other persons who are or may become liable for paying benefits on behalf of the employees;

         K3.3 all contributions (if any) and other expenses (including all actuarial, consultancy, legal and other expenses) which the Company is committed to pay in respect of each of the Employee Benefits Schemes.

K4 So far as the Vendor is aware there are no actions, suits or claims (other than routine claims for benefits) outstanding, pending or threatened against the Company in respect of any act, event, omission or other matter arising in connection with the Employee Benefits Schemes and the Vendor is not aware of any reason why any such action, suit or claim may arise.

K5 Each of the Employee Benefits Schemes complies (and has at all times complied) with and has been administered in all material respects in accordance with all legislation, regulation and Inland Revenue and OPB practice and requirements relating to exempt approved pension schemes and subject thereto in all material respects in accordance with its governing trusts powers and provisions.

K6 Each of the Money Purchase Scheme and Final Salary Scheme is an exempt approved scheme within the meaning of section 592(1) of ICTA and there is no reason why such approval could be withdrawn.

K7 Each of the Money Purchase Scheme and the Final Salary Scheme is a contracted out scheme within the meaning of the Pension Schemes Act 1993 and has been administered in all material respects in accordance with the contracting-out requirements of the Pension Schemes Act 1993 and nothing has been done or omitted to be done which will or may result in the contracting out certificate being cancelled surrendered or varied.

K8 No employee or former employee of the Company, has been excluded or prevented from participating (or been granted restricted participation) in any of the Employee Benefit Schemes or any other pension scheme or arrangement (including, without limitation, those for the provision of death benefits) by the Company or by any former employer (where liabilities have been transferred to the Company) on the grounds of part-time employment, marital status or otherwise where such exclusion, prevention or restriction constitutes (or could reasonably be expected to constitute) discrimination in breach of the European Treaty or any European Directive and each of the Employee Benefits Schemes have been operated at all times from and including 17 May 1990 in accordance with the provisions of the European Treaty relating to equal treatment and all Acts of Parliament Directives and other relevant legislation.

K9 With the exception of the Final Salary Scheme all benefits (other than refunds of contributions) which are or may become payable under the Employee Benefits Schemes are either to be calculated on a money purchase basis at a value no greater than the actual value of the funds actually held by the trustees of the scheme concerned or are limited to the actual proceeds of insurance policies with an insurance company of good repute upon which all premiums have been fully paid up and as at Completion there are no contributions due to any of the Employee Benefit Schemes, payable either by the Company or by its employees (and whether payable in accordance with the terms of the Employee Benefits Schemes or the terms of any contractual commitment entered into between the Company and the employee) which have fallen due but are unpaid.

K10      In relation to the Final Salary Scheme:-

         K10.1 the Company has been duly admitted to participation in it and has fulfilled in all maternal respects its obligations thereunder;

         K10.2 all liabilities of the Company to pay or contribute towards the provision of benefits under the Final Salary Scheme have been disclosed to the Purchaser and since the date of the report of the last actuarial valuation the Company and each of its the employees who are obliged to do so have paid contributions to the Final Salary Scheme at the rates assumed by the actuary in the report and there are no such contributions that have fallen due but are unpaid as at Completion;

         K10.3 any transfer payments to be made by the Final Salary Scheme in relation to pensionable service after 16th May 1990 will be calculated on the basis that all benefits are fully equalised for the purpose of Article 119 of the Treaty of Rome (save for the part of the transfer which relates to guaranteed minimum pension benefits).

                                   SCHEDULE 5

           CLAIMS PROCEDURE AND DETERMINATION AND VENDOR'S SAFEGUARDS

                                (SUB-CLAUSE 4.2)

1.       NOTICE OF CLAIMS AND TIME LIMITS

         No claim:

         1.1 In respect of any breach of sub-clause 4.1.1 in relation to any of the Warranties (other than the Tax Warranties); or

         1.2 Pursuant to the Tax Covenants or in respect of any breach of sub-clause 4.1.1 in relation to any of the Tax Warranties;

         Shall be made unless notice in writing of such claim (specifying in reasonable detail the claim and the amount claimed) has been given by or on behalf of the Purchaser to the Vendor before:

         1.3 In the case of sub-paragraph 1.1, the expiry of the period of two years following Completion, except in the case of the Warranties specified in F5 when the period will be three years following Completion; or

         1.4 In the case of sub-paragraph 1.2, the expiry of the period of six months following the end of the accounting reference period of the Company in which the sixth anniversary of Completion falls.

2. Any claim made by the Purchaser, whether for any breach of any of the Warranties or under any of the Tax Warranties, shall (if not previously satisfied or settled or withdrawn) be deemed to have been withdrawn at the expiry of the period of twelve months following notification as herein provided, as regards a claim for breach of any of the Warranties other than the Tax Warranties, and at the expiry of the period of twelve months following notification as herein provided, as regards a claim for breach of any of the Tax Warranties, unless proceedings in respect thereof have been issued and served on the Vendor within the relevant period referred to.

3.       LIMITATION OF LIABILITY - MAXIMUM AND MINIMUM AMOUNTS

         3.1 No claim shall be capable of being made by the Purchaser under this document for breach of any of the Warranties or under any of the Tax Covenants unless each individual claim amounts to L.2,000 (two thousand pounds) or more and unless the aggregate of all such claims (whether or not notified at one and the same time) amounts to L.20,000 (twenty thousand pounds) or more, but the aggregate amount of any such claim or claims shall not be limited to the excess over L.20,000 (twenty thousand pounds). Provided that separate claims relating to the same cause of action and for the same type of Taxation (other than Corporation Tax) arising under the Tax Covenants shall if totalling L.2,000 or more be treated as a single claim.

         3.2 The maximum aggregate of amounts which may be claimed under this document by the Purchaser shall be limited to the sum of the consideration referred to in clause 3.1 plus L.600,000.

4.       REDUCTION OF CONSIDERATION FOR CLAIMS

         Any payment under this document by the Vendor to the Purchaser shall take effect as a reduction pound for pound of the consideration payable hereunder.

5.       WHOLE AGREEMENT

         No representations and, except as herein otherwise expressly provided, no warranties are or have been made or given by or on behalf of the Vendor in connection with the transaction hereby agreed upon, and the only remedy of the Purchaser following Completion shall be to claim damages as herein provided. The Purchaser irrevocably and unconditionally waives any right it may have to claim damages for any misrepresentation not contained in this document, or for breach of any warranty not contained in this document, except where such misrepresentation was made or warranty breached fraudulently.

6.       NO LIABILITY FOR ACTS OR OMISSIONS OF PURCHASER

         The Vendor shall have no liability in respect of any breach of any of the Warranties, if and to the extent that such breach or claim arises or occurs out of or as a result of the implementation of the transaction hereby agreed upon and/or out of or as a result of any act, omission or transaction of, or event or circumstance caused by, the Company (following Completion) and/or the Purchaser (following the entering into of this document) outside the ordinary course of business which the Purchaser knew or ought to have known would lead to a claim and except under a legally binding obligation.

7.       CONDUCT OF NEGOTIATIONS, ETC.

         If at any time after the date of the Agreement, any claim is made by a third party or any liability (actual or contingent) comes to the notice of the Purchaser and/or the Company which causes or may cause the Vendor to be liable under the Warranties or the Tax Covenants then, without prejudice to the right of the Purchaser to bring a claim under the Warranties and/or the Tax Covenants:-

         7.1 The Purchaser shall at the request of the Vendor subject to the Vendor providing an indemnity reasonably satisfactory to the Purchaser in respect of costs which may be incurred by the Purchaser and/or the Company as a result of the same, take or procure that the Company shall take such action as the Vendor may reasonably require having regard to the commercial interests of the Purchaser and/or the Company to avoid, contest, dispute, resist, appeal, compromise or defend the third party claim;

         7.2 The third party claim shall not be compromised or settled without the consent of the Vendor (such consent not to be unreasonably withheld or delayed);

         7.3 The Purchaser shall in any event keep the Vendor fully informed as to the steps which were being taken in connection with the third party claims; and

         7.4 The Purchaser shall allow the Vendor and its professional advisers to have reasonable access at all times during normal business hours to the books and records of the Company, and to take copies thereof and extracts therefrom, and generally to have all such information as may from time to time be available to the Purchaser and/or the Company in connection therewith.

8.       PURCHASER NOT AWARE OF ANY CLAIM

         The Purchaser acknowledges that at the date hereof there is no matter within the actual knowledge of its Directors which it is aware would give rise to a claim under the Warranties for which the Vendor would be liable.

9.       RETROSPECTIVE TAXATION

         The Vendor shall have no liability in respect of any breach of any of the Warranties, nor in respect of any claim under any of the Tax Covenants, if and to the extent that any such breach or claim arises or occurs as a result of any change in any legislation relating to Taxation and/or in rates of Taxation and/or in the published practice of the revenue authorities made after the date of this document and whether or not any such change may, in whole or in part, have retrospective effect.

10.      NO DOUBLE CLAIMS

         The Purchaser shall not be entitled to recover damages, in respect of the same matter, more than once under the Warranties and the Tax Covenants (taking both together).

11.      SET-OFF AGAINST INSURANCE POLICY

         If any claim is established for breach of any of the Warranties (except the Taxation Warranties) the Vendor shall be entitled to set off against the amount thereof any amount recovered, or which may reasonably be regarded as recoverable by, the Purchaser and/or the Company under any policy of insurance (whether or not such policy or any equivalent policy may have been in force at Completion) in respect of the matter giving rise to the claim in question or might reasonably have been so regarded had any policy of insurance in force at Completion not been thereupon or subsequently reduced or cancelled or vitiated.

12.      RIGHTS AGAINST THIRD PARTIES

         12.1 Where the Purchaser and/or the Company is/are at any time entitled to recover from some other person (excluding any employee of the Company at the date hereof) any sum by way of compensation in respect of any matter giving rise to a claim under the Warranties or the Tax Covenants and provided that the Vendor indemnifies and secures the Purchaser and the Company to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses which may have been incurred thereby then (without prejudice to the rights of the Purchaser to bring such a claim) the Purchaser shall and shall procure that the Company shall undertake such steps as are necessary but having regard to the commercial interests of the Purchaser and/or the Company to enforce such recovery and in the event that the Purchaser or the Company shall recover any amount from such other person the amount of the claim against the Vendor shall be reduced by the amount recovered less all costs, charges and expenses incurred by the Purchaser and/or the Company in recovering that sum from such other person save to the extent that such costs, charges and expenses are otherwise recovered from such other person.

         12.2 If the Vendor pays at any time to the Purchaser or to the Company an amount pursuant to a claim in respect of the Warranties or the Tax Covenants (as the case may be) and the Purchaser or the

                 Company is entitled or subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim and provided that the Vendor indemnifies and secures the Purchaser and the Company to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses which may be incurred thereby then the Purchaser shall and shall procure that the Company shall take such steps as are necessary having regard to the commercial interests of the Company to enforce such recovery and shall forthwith repay to the Vendor so much of the amount paid by it to the Purchaser or the Company as does not exceed the sum recovered from such other person less all costs, charges and expenses incurred by the Purchaser and/or the Company in recovering that sum from such other person.

13.      INSURANCE

         In the event of any claim for breach of any of the Warranties the Purchaser shall, before any recovery is made by the Purchaser in respect thereof, use all reasonable endeavours to make recovery in respect of the matter giving rise to the claim in question to the fullest extent possible under any policy of insurance.

14.      MITIGATION AND OTHER RULES OF LAW

         Nothing in this agreement shall relieve the Purchaser from its common law duty to mitigate any loss suffered by it as a result of any breach of the Warranties.

15.      COMPLETION ACCOUNTS

         The Vendor shall have no liability in respect of any breach of any of the Warranties, if and to the extent that the matter giving rise to the claim in question was, whether directly or indirectly, taken into account in the Completion Accounts.

                                   SCHEDULE 6

                                    PENSIONS

                      (CLAUSE 9.11 AND WARRANTY H4 AND H5)

1. In this schedule the following expressions will have the following meanings:-

         "Company"                            means Hago Products Limited

         "Vendor's Scheme"                    means John Pring & Son Limited
                                              Retirement and Death Benefit
                                              Plan ("the Retirement Benefit
                                              Scheme")

         "Purchaser's Scheme"                 means the Retirement Benefit
                                              Scheme (or schemes) nominated
                                              by the Purchaser

         "Completion Date"                    means the date of this agreement

         "Interest"                           means interest at the annual rate
                                              of 4% above the base lending
                                              rate from time to time of
                                              Barclays Bank plc accuring on a
                                              daily basis until payment is
                                              made, whether before or after any
                                              judgment

         "Transfer Date"                      means the date on which those
                                              of the Relevant Employees, who
                                              indicated their intention in
                                              writing to become members of
                                              the Purchaser's Scheme, become
                                              members of such Scheme

         "Payment Date"                       means the actual date of payment
                                              of the Transfer Amount in
                                              accordance with the provisions of
                                              this schedule

         "Transfer Amount"                    means the amount as calculated
                                              by reference to paragraphs 4(B)
                                              and 4(C) of this schedule

         "Transfer Liabilities"               means the amount calculated by
                                              the Vendor's Actuary and agreed
                                              by the Purchaser's Actuary or
                                              determined pursuant
                                              to paragraph 4(E) of this
                                              schedule as would be sufficient
                                              on the actuarial bases and
                                              assumptions set out in Annexure 2
                                              to fund as at the Completion Date
                                              the benefit whether immediate
                                              prospective or contingent under
                                              the Vendor's Scheme to or in
                                              respect of the Relevant Employees
                                              and their dependants based on
                                              pensionable service prior to the
                                              Completion Date

         "Relevant Employees"                 means those employees who are
                                              members of the Vendor's Scheme
                                              and in the employment of the
                                              Company at the Completion Date

         "Purchaser's Actuary"                means an actuary or a company
                                              or firm acting on the advice
                                              of any actuary whom or which
                                              the Purchaser undertakes to
                                              appoint for the purposes hereof

         "Vendor's Actuary"                   means, in respect of the
                                              Retirement Benefit Scheme, the
                                              actuary of the Standard
                                              Life Assurance Company
                                              responsible for the Vendor's
                                              Scheme

2.       The Vendor shall procure that:-

         (1) The Relevant Employees will be permitted to remain members of the Vendor's Scheme for up to six months after the Completion Date provided agreement is obtained from the Commissioners of the Inland Revenue which agreement the Vendor will endeavour to obtain

         (2) The Vendor's Scheme will be maintained in full force and effect until the Transfer Date and, except with the consent of the Purchaser, its provisions insofar as they apply to the Relevant Employees will not be amended before the Transfer Date nor will any power or discretion be exercised which may affect materially the interests under the Vendor's Scheme of any Relevant Employee or any spouse child or dependant of such Employee; and

         (3) The Vendor's Scheme will not before the Payment Date cease to be an exempt approved scheme

3.       The Purchaser undertakes that:-

         (A) Each Relevant Employee will be invited in writing as soon as practicable after the Completion Date to join the Purchaser's Scheme with effect from the Transfer Date

         (B) The Purchaser's Scheme will accept a transfer from the Vendor's Scheme in respect of the Relevant Employees (who accept the offer in writing to join the Purchaser's Scheme) and on receipt of the Transfer Amount (calculated in accordance with paragraphs 4 and 5) shall grant rights in the Purchaser's Scheme in respect of the Relevant Employees on the basis that the assets representing their accured rights to past service benefits under the Vendor's Scheme will be transferred to the Purchaser's Scheme on a basis which, as certified by the Purchaser's Actuary, equates overall with the basis on which at the date of this Agreement benefits are provided for them under the Vendor's Scheme.

         (C) The Purchaser and such Relevant Employees who are members of the Vendor's Scheme at the Completion Date and who participate in the Vendor's Scheme after the Completion Date shall pay their due contributions at the rates of contributions as follows and shall comply with the provisions of the rules of that Scheme:-

                 Member's Contributions    - 5% of pensionable earnings
                 Employer Contributions - 10.9% of pensionable earnings

                 Pensionable earnings being as defined by the rules of the Vendor's Scheme as relating to the Relevant Employees.

4.       (A)     The Vendor undertakes that it will use its best endeavours to procure the Trustees of the Vendor's Scheme to pay from the Vendor's Scheme to the Trustees of the Purchaser's Scheme, within 28 days of the later of (1) the Transfer Amount being determined and (2) the Purchaser giving the Vendor notice that the Purchaser's Scheme is able and ready to receive the same, the Transfer Amount as defined in 4(B) and adjusted as defined in 4(C). If the Payment Date does not coincide with the Transfer Date the Vendor shall use its best endeavours to procure that on the Transfer Date an amount equal to not less than three quarters of what the Transfer Amount is reasonably estimated to be by the Vendor's Actuary is paid by the Trustees of the Vendor's Scheme to the Trustees of the Purchaser's Scheme on account of the Transfer Amount and after receipt of such payment the adjustment as referred to under clause 4(C) shall cease to accrue to the extent of such payment

         (B) The Transfer Amount means in respect of those of the Relevant Employees as advised by the Purchaser to the Vendor who have indicated their intention to become members of the

                 Purchaser's Scheme and who have consented in writing to a transfer payment from the Vendor's Scheme to the Purchaser's Scheme the total of:-

                 (1) the Transfer Liabilities subject to a minimum of a cash sum equal to the value of the accrued benefits of the Relevant Employees in the Vendor's Scheme based on pensionable service prior to the Completion Date and Final Pensionable Salary at the Completion Date and the revaluation requirements introduced by the 1984 Health and Social Security Act and 1985 Social Security Act and subsequent legislation and calculated by the Vendor's Actuary and agreed by the Purchaser's Actuary or determined pursuant to paragraph 4(E) of this schedule in accordance with the actuarial assumptions as set out in Annexure 1 plus

                 (2) a sum equal to the contributions (if any) made to the Vendor's Scheme between the Completion Date and Transfer Date in respect of the aforesaid Relevant Employees less an amount equivalent to the cost borne by the Vendor's Scheme of insuring the death-in-service benefits between the Completion Date and Transfer Date of the aforesaid Relevant Employees

         (C) The Transfer Amount shall be adjusted between the Completion Date of (if appropriate) date of payment of further contributions, and the Payment Date as if at the beginning of that period the whole Transfer Amount had been invested in the Managed (with property) Fund managed by Scottish Widows Investment Management Limited

         (D) The Vendor undertakes that it will use its best endeavours to ensure that the Vendor's Actuary shall within three months of the Completion Date or such other date as is agreed in writing between the Vendor and the Purchaser submit his calculation of the Transfer Amount to the Purchaser's Actuary for approval, together with such information as the Purchaser's Actuary may reasonably require in order to verify the amount of the Transfer Amount

         (E) If the Purchaser's Actuary and the Vendor's Actuary shall agree the amount of the Transfer Amount they shall jointly certify the same. In the event of disagreement the Vendor and the Purchaser shall procure that the Purchaser's Actuary and the Vendor's Actuary shall negotiate with a view to resolving any differences but in default of agreement within 30 days following the notification of the Purchaser's Actuary in paragraph 4(D) above then, the same shall be referred to an independent Actuary to be nominated jointly by the Vendor and the Purchaser or, failing such nomination, to be nominated by the President for the time being of the Institute of Actuaries at the instance of the party first applying to him. The Actuary so appointed shall act as an expert and not as an arbitrator; his decision shall be final and binding and his costs shall be borne between the Vendor and the Purchaser in such proportion as the said Actuary deems to be fair and reasonable

5. If the Transfer Amount calculated and adjusted in accordance with paragraph 4 is not paid in full by the Trustees of the Vendor's Scheme within a period of 30 days after the due date for payment of the same, the amount of the shortfall in cash shall forthwith be paid by the Vendor to the Trustees of the Purchaser's Scheme with Interest from the due date of payment until the actual date of payment

6. Any additional voluntary contributions paid to the Vendor's Scheme to provide benefits for any Relevant Employee shall be disregarded in calculating the Transfer Amount and the Vendor shall procure that on the Payment Date such additional voluntary contributions and any investment return thereon shall be paid over or assigned as the case may be by the trustees of the Vendor's Scheme to the trustees of the Purchaser's Scheme

                                   SCHEDULE 7

                         CALCULATION OF COMPLETION NAV

                           (SUB-CLAUSES 1.1 AND 3.1)

                                     PART 1
                                 INTERPRETATION

In this document the following words and expressions shall have the meanings set out opposite each respectively:


"the Completion NAV"                 the net asset value of  the
                                     Company being  the aggregate of:

                                     (a)      Fixed Assets

                                     (b)      Stocks

                                     (c)      Trade Debtors

                                     (d)      Other Debtors

                                     less:

                                     (e)      Trade Creditors

                                     (f)      Other Creditors

                                     as prepared by the Company, audited by
                                     the Vendor's Accountants and agreed (or
                                     deemed to be agreed) by the Purchaser's
                                     Accountants or, as the case may be, as
                                     determined by the Independent Accountant, by reference to audited Individual Accounts of the Company prepared in accordance with this schedule for the financial period ending at close of business on the Completion Date;

"Independent Accountant"             a chartered accountant agreed upon by
                                     or on behalf of the

                                     Vendor and the Purchaser or, if they
                                     fail to agree, nominated on the
                                     application at any time of the Vendor or of the Purchaser by the President for the time being of the Institute of Chartered Accountants in England and Wales (the costs of such accountant, and, if applicable, of such President, in nominating such accountant to be borne as he may direct);

"the Purchaser's                     Deloitte & Touche of Colmore Gate, 2
Accountants"                         Colmore Row, Birmingham;

"the Vendor's                        Coopers & Lybrand of 5 Town Quay,
Accountants"                         Southampton SO14 2HJ.



                                     PART 2
                                  CALCULATION

1. The parties shall procure the Company to prepare within 30 Business Days after the Completion Date Individual Accounts for the financial period from 1st November 1995 to the close of business on the Completion Date and in accordance with the accounting principles, methods and bases set out in part 3 of this schedule ("the Completion Accounts").

2. The Vendor shall provide such information and assistance as the Company may reasonably require for the preparation of the Completion Accounts.

3.       The Vendor shall procure the Vendor's Accountants to:

         3.1     Audit the Completion Accounts;

         3.2 Produce a dated statement of the Completion NAV ("the Completion Statement"); and

         3.3 Deliver the Completion Statement and provide access to all working papers to the Purchaser's Accountants;

         within 21 days following delivery to the Vendor's Accountants of the Completion Accounts.

4. If such queries and observations as the Purchaser's Accountants raise within 20 Business Days following delivery to them of the Completion Statement have not been dealt with to their satisfaction and reflected in any amendments within fourteen days following delivery to the Vendor's Accountants of such queries and observations, it shall be open to the Vendor or the Purchaser to request an Independent Accountant to determine the Completion NAV, and his determination shall, in the absence of manifest error, be final binding on the parties.

5. If the Purchaser's Accountants do not raise any queries or observations in respect of the Completion Statement within 20 Business Days following delivery thereof to them or if they agree the Completion Statement, then the Completion Statement shall be final and binding on the parties, and the Completion NAV shall be as set out in the Completion Statement.

6. When the Purchaser's Accountants accept or the Purchaser is deemed to accept that the said draft has been prepared in compliance with the requirements of this schedule 7 or the Completion Accounts have otherwise been agreed whether or not a reference has been made to the Independent Accountant, the Purchaser's Accountants and the Vendor's Accountants shall sign a report in the form set out in Schedule 8 to the effect that the Completion Accounts have been so prepared and stating the Completion NAV and any Completion Accounts so reported on shall be the Completion Accounts for the purposes of this Agreement and shall be final and binding on the parties.

7. In stating, agreeing or determining (as the case may be) the Completion NAV, the Vendor's Accountants, the Purchaser's Accountants and, if applicable, the Independent Accountant shall act as experts and not as arbitrators.

8. The Vendor and the Purchaser shall promptly provide and render or cause the provision or rendering to the Vendor's Accountants, the Purchaser's Accountants and the Independent Accountant of such information and assistance as they or any of them may reasonably require to enable the Vendor's Accountants and the Purchaser's Accountants to agree the Completion Statement (and to carry out the audit referred to in paragraph 3) or to enable the Independent Accountant to determine the Completion NAV.

9. The Vendor shall bear and pay all of the costs of the Vendor's Accountants, and the Purchaser shall bear and pay all the costs of the Purchaser's Accountants, incurred in each case in connection with the matters referred to in this schedule.

                                     PART 3
                    ACCOUNTING PRINCIPLES, METHODS AND BASES

1. The Completion Accounts shall consist of a balance sheet of the Company as at the close of business on the date of Completion and a profit and loss account of the Company in respect of the period from the Accounts Date to the date of Completion (both dates inclusive).

2.       The Completion Accounts shall (subject as hereinafter provided):-

         2.1 be prepared as if the period from the Accounts Date to the date of Completion (if it is not a financial period) were a financial period of the Company;

         2.2 show a true and fair view of the assets and liabilities of the Company at the date of Completion and the profits/losses of the Company for the period ended on the date of Completion; and

         2.3 adopt generally accepted accounting principles subject (without prejudice to paragraph 2.2) to:-

                 2.3.1 the principles, policies and practices used in the preparation of the Accounts; and

                 2.3.2    the provisions of paragraphs 3, 4, 5, 6 and 7.

3.       3.1     Fixed assets shall include (without limitation):-

                 3.1.1 all leasehold property in occupation by the Company (but no other property);

                 3.1.2 all intangible assets, including without limitation, goodwill, licences, the benefit of contracts, names, trademarks, capitalised professional fees, interest and other costs which shall be valued at L.1;

                 3.1.3 all plant, machinery, fixtures, fittings, equipment, motor vehicles and other tangible assets required for trading, whether located at the Property or otherwise. Plant with a net book value in excess of L.5,000 and not used in the previous 12 months will be valued at nil;

                 3.1.4 all refurbishment or similar capital expenditure costs incurred on or prior to Completion;

                 3.1.5 an amount equivalent to any provisions to be included in the Completion Accounts in respect of refurbishment or similar capital expenditure costs committed, instructed or otherwise agreed by both parties as being necessary but in each case not incurred as at Completion;

                 3.1.6 all other assets recoverable after more than one year; and

                 3.1.8    all assets shown as fixed assets in the Accounts.

         3.2 Subject as provided in 3.1 fixed assets shall be included at the value at which they were included in the fixed asset register and on the bases adopted in the Accounts subject to annual rates of depreciation in accordance with established accounting policies as follows:

                    Short leaseholds and buildings      over terms of the leases
                    Plant equipment fixtures and fittings 10 to 15%
                    Motor vehicles                      25%
                    Computers                           20%

         3.3 If and to the extent that any asset is included in the Accounts or the fixed asset register at a value in excess of cost, its value for the purpose of the Completion Accounts shall be cost less accumulated depreciation.

4. All current assets of the Company at the close of business on the Completion Date, excluding any receivable after more than one year shall be shown as current assets in the Completion Accounts and shall include in particular (but without limitation):-

         4.1     all trade and other debtors and pre-payments;

         4.2 cash floats, safe floats, cash at bank and in hand (cash at bank to represent the cash book balance following a reconciliation to the bank statement balance); and

         but subject to provision for:-

         4.3     credit notes;

         4.4     rebates and agreed promotional support;

         4.5     bad or doubtful debts; and

         4.6 returns to manufacturer and costs associated with exchanging stocks.

5. All liabilities of the Company at the close of business on the Completion Date, including (without limitation) any falling due for payment after more than one year and all provisions for liabilities and charges shall be shown as liabilities in the Completion Accounts and in particular (but without limitation) full provision shall be made for:-

         5.1 any amounts paid by the Company after the Completion Date to discharge the borrowings or other indebtedness of the Company, including any early repayment penalties, charges or additional interest arising in connection with the repayment(s);

         5.2 any borrowings or other indebtedness (including without limitation a loan of L.613,483 owed to the Vendor which is repaid at Completion but excluding any monies advanced by the Purchaser to the Company or other indebtedness incurred by the Company to permit repayment of such loan);

         5.3     back rent reviews, resolved or unresolved;

         5.4 all rates payable as currently demanded by the relevant Local Authorities;

         5.5 all amounts owing to the Vendor by the directors of the Company or persons connected with them;

         5.6 any professional fees incurred by or on behalf of the Company in connection with (a) this agreement or (b) any other matters arising up to the Completion Date;

         5.7 accrued entitlements to holiday pay and to bonus and other sums payable to employees of the Company, whether or not on a discretionary basis (including, for the avoidance of doubt, any sums due under the "annual hours" scheme);

         5.8     any arrears or outstanding contributions to pension schemes;

         5.9 all amounts owing to directors and former directors of the Company and any person connected therewith in respect of termination payments and other termination arrangements including without limitation Messrs Ratcliffe and Hutchins even if the effective date of termination of their employment occurs after Completion;

         5.10    all trade and other creditors and accruals and deferred income;

         5.11 all taxation and social security creditors including provisions for PAYE, NIC, VAT and relating to Profit-related Pay;

         5.12 all refurbishment or similar capital expenditure costs committed, instructed or otherwise agreed by both parties as being necessary but in each case not incurred at Completion; and

         5.13 no provision shall be made for dilapidations in relation to the Property.

6.       STOCKS AND WORK-IN-PROGRESS

         6.1 Stock and work-in-progress shall be included at the values calculated in accordance with the stock-take and valuation carried out on the Completion Date and attended by the Vendor's Accountants and Purchaser's Accountants.

         6.2 Stock and work-in-progress will be valued at the lower of cost and net realisable value. Cost is actual cost calculated on a first in first out basis and includes materials, direct labour and, in the case of work-in-progress and finished goods, attributable production overheads in accordance with Statement of Accounting Practice No. 9.

         6.3 Provision for obsolete and slow moving stock will be made for any items of stock and work-in-progress on the following basis:

                 Materials - 100% provision for stocks:

                 6.3.1    with no movement in the 6 months prior to Completion;
                          and

                 6.3.2 with a level in excess of usage in the 6 months prior to Completion.

                 Finished Goods and WIP - 100% provision for stocks in excess of 6 months past sales or, in the case of new products 6 months reasonable forecast sales.

7.       TAXATION

         7.1 There shall be taken into account in the Completion Accounts and the Completion NAV:

                 7.1.1 any deferred tax asset arising from accelerated capital allowances and short term timing differences; and

                 7.1.2 any sum payable for the surrender by the Company to the Vendor or any Member of the Vendor's Group of tax losses for the year ended on 31st October 1996.

8.       MISCELLANEOUS

         8.1 Nothing in this Schedule shall require statutory accounts of the Company to be signed by the directors of the Company or the auditors of the Company prior to final determination of the Completion NAV.

                                   SCHEDULE 8

                           COMPLETION NAV CERTIFICATE


To:      Bullough plc and
         Beldray Limited


                                                                          [date]

Dear Sirs,


HAGO PRODUCTS LIMITED


We refer to the Agreement dated [                    ] between (1) Bullough plc
and (2) Beldray Limited ("the Agreement"). The attached Completion Accounts have been prepared in accordance with the Agreement.

In our opinion:-

(a) the Completion Accounts have been compiled in accordance with the requirements of the Agreement;

(b)      the Completion NAV derived from the Completion Accounts is L.[       ].

All expressions and definitions in this letter are as set out in the Agreement.


Yours faithfully,




Countersigned




Coopers & Lybrand                          Deloitte & Touche

Signed by
for and on behalf of              /S/ RICK BACON
BULLOUGH PLC                      ------------------------
in the presence of:
                                  /S/ KEVIN FITZPATRICK
                                  ---------------------



Signed by
for and on behalf of              /S/ MIKE DELL
BELDRAY PLC                       ---------------------------
in the presence of:
                                  /S/ ANTHONY ELLIS
                                  -------------------------

                            HAGO PRODUCTS LIMITED


MINUTES of a meeting of the Directors held at Martineau Johnson, Birmingham on 31 October 1996 at 11:45 p.m.

--------------------------------------------------------------------------------


PRESENT:        MR. R J BACON                   (In the Chair up to minute 2)
                M. DELL                         (In the Chair from minute 3)
                A. P. ELLIS                     (From minute 3)

IN ATTENDANCE:

--------------------------------------------------------------------------------


1.      PRELIMINARIES

        A quorum being present, the Chairman declared the meeting open. It was noted that the meeting had been convened in accordance with the Articles of Association of the Company. The Chairman noted Messrs. Bond, Hutchins and Ratcliffe and Mrs. Laney had resigned as directors of the Company. Their resignation was produced at the meeting.

2.      CHANGE OF DIRECTORS

        It was reported that Mr. W.E. Greenhalgh, Mr. M.H. Dell and Mr. A.P. Ellis had consented to be appointed as directors of the Company and IT WAS RESOLVED that they be appointed as additional directors of the Company with immediate effect.

        There was then produced to the meeting the resignation of R. Bacon as director of the Company and IT WAS RESOLVED that such resignation be accepted with immediate effect.

3.      TRANSFER OF SHARES

        There were tabled the following forms of transfer of Ordinary Shares of
        L. 1 each in the capital of the Company:


TRANSFEROR                      TRANSFEREE                  NUMBER OF SHARES
----------                      ----------                  ----------------

Bullough plc                    Beldray Limited             112,601 Ordinary L. 1 shares

Bullough Electric Limited       Beldray Limited             3 ordinary shares of L. 1 each

        IT WAS RESOLVED that the transfer be approved and that subject to the same having been duly stamped the name of the transferee be entered in the register of members of the Company as the holder of the Ordinary shares thereby transferred and that a share certificate be sealed and issued accordingly.


4.      CHANGE OF SECRETARY

        It was reported that Mr. A.P. Ellis had consented to be appointed as secretary of the Company and IT WAS RESOLVED that he be appointed as secretary with immediate effect.

        There was then produced to the meeting the resignation of J. Lancy as secretary of the Company and IT WAS RESOLVED that such resignation be accepted with immediate effect.


5.      NOTIFICATION OF INTERESTS

        There were produced to the meeting notifications by Mr. W.E. Greenhalgh, Mr. M.H. Dell and Mr. A.P. Ellis of their shareholdings in Beldray Limited which would become the Company's holding company (following its entry in the register of members) in accordance with section 324 of the Companies Act 1985 and IT WAS RESOLVED that the information be duly entered in the Company's register of directors' interests.

6.      REGISTERED OFFICE

        IT WAS RESOLVED that the address of the registered office of the Company be changed to PO Box 20, Beldray Road, Bilston, West Midlands WV14 7NF.

7.      FILING AT COMPANIES REGISTRY

        The Secretary was instructed to file the following documents with the Registrar of Companies:-

        7.1     Forms 288a and 288b; and

        7.3     Form 287.

8.      BANK MANDATES

        IT WAS RESOLVED that all existing mandates relating to the bank accounts of the Company be cancelled, and the resolutions for operation of such accounts contained in the mandates produced to the meeting be adopted, with effect from the conclusion of the meeting. IT WAS FURTHER RESOLVED that the said mandates be completed and signed. The Secretary was instructed to take such action as may be necessary to give effect to the above resolutions.

9.      CLOSE

        There being no further business the meeting then terminated.

                                                 /s/ R.J. BACON
                                                 ----------------
                                                 R.J. Bacon
                                                 Chairman

BIRCORP: 26947/5

RESIGNATION OF DIRECTOR AND SECRETARY IN THE AGREED TERMS (CLAUSE 5.2.1(3))


                                                    31st  October, 1996

To the Directors,
Hago Products Limited
South Bersted Industrial Estate
Durban Road
Bognor Regis
West Sussex
PO22 9QT

Dear Sirs,

HAGO PRODUCTS LIMITED ("THE COMPANY")

I hereby resign from my position as a Director and as Secretary of the Company and acknowledge that without prejudice to any statutory and/or contractual rights I have by reason of my employment with the Company:

a) I have no claim against the Company for compensation for loss of office; and

b) I have no other claim or right of action against the Company whatsoever; and

c) any such claim or right which may exist is irrevocably released and waived.

SIGNED AND SEALED AS A DEED by   )
JOANNE KATHARINE LANEY           )  /s/ JOANNE K. LANEY
in the presence of:-             )

Witness's signature:    /s/ KEVIN FITZPATRICK

Name:                   Kevin Fitzpatrick

Address:                35B Granville Road
                        Finchley
                        London N12 OHP.

Occupation:             Accountant

BIRCORP: 26947

RESIGNATION OF DIRECTOR IN THE AGREED TERMS (CLAUSE 5.2.1(3))


                                                    31st  October, 1996

To the Directors,
Hago Products Limited
South Bersted Industrial Estate
Durban Road
Bognor Regis
West Sussex
PO22 9QT

Dear Sirs,

HAGO PRODUCTS LIMITED ("THE COMPANY")

I hereby resign from my position as a Director of the Company and acknowledge that without prejudice to any statutory and/or contractual rights I have by reason of my employment with the Company:

a) I have no claim against the Company for compensation for loss of office; and

b) I have no other claim or right of action against the Company whatsoever; and

c) any such claim or right which may exist is irrevocably released and waived.

SIGNED AND SEALED AS A DEED by   )
ANDREW RATCLIFFE                 )  /s/ ANDREW RATCLIFFE
in the presence of:-             )

Witness's signature:    /s/ KEVIN FITZPATRICK

Name:                   Kevin Fitzpatrick

Address:                35B Granville Road
                        Finchley
                        London N12 OHP.

Occupation:             Accountant

BIRCORP: 26947/6

RESIGNATION OF DIRECTOR IN THE AGREED TERMS (CLAUSE 5.2.1(3))

                                                    31st  October, 1996

To the Directors,
Hago Products Limited
South Bersted Industrial Estate
Durban Road
Bognor Regis
West Sussex
PO22 9QT

Dear Sirs,

HAGO PRODUCTS LIMITED ("THE COMPANY")

I hereby resign from my position as a Director of the Company and acknowledge that without prejudice to any statutory and/or contractual rights I have by reason of my employment with the Company:

a) I have no claim against the Company for compensation for loss of office; and

b) I have no other claim or right of action against the Company whatsoever; and

c) any such claim or right which may exist is irrevocably released and waived.

SIGNED AND SEALED AS A DEED by   )
SIMON MARK HUTCHINS              ) /s/ SIMON MARK HUTCHINS
in the presence of:-             )

Witness's signature:    /s/ KEVIN FITZPATRICK

Name:                   Kevin Fitzpatrick

Address:                35B Granville Road
                        Finchley
                        London N12 OHP.

Occupation:             Accountant

BIRCORP: 26947/2

RESIGNATION OF DIRECTOR IN THE AGREED TERMS (CLAUSE 5.2.1(3))

                                                     31st October 1996

To the Directors,
Hago Products Limited
South Bersted Industrial Estate
Durban Road
Bognor Regis
West Sussex
PO22 9QT

Dear Sirs,

HAGO PRODUCTS LIMITED ("THE COMPANY")

I hereby resign from my position as a Director and employee of the Company and acknowledge that:

a) I have no claim against the Company for payment in respect of redundancy or unfair or wrongful dismissal or compensation for loss of office; and

b) I have no other claim or right of action against the Company whatsoever; and

c) any such claim or right which may exist is irrevocably released and waived.

SIGNED AND SEALED AS A DEED by   )
GORDON BOND                      )  /s/ GORDON BOND
in the presence of:-             )

Witness's signature:    /s/ J. LONGHURST

Name:                   J. Longhurst

Address:                Broad Oak
                        Church Road
                        GH Bookham Surrey KT23 3JT

Occupation:             Secretary

                               [HAGO LETTERHEAD]



TO ALL EMPLOYEES

With effect from 1st November 1996, Beldray has acquired all of the shares in Hago Products Limited from it's parent company, Bullough plc.

Beldray's product range includes ironing tables, step ladders and, more recently, child safety gates. The acquisition of Hago will strengthen our position in the nursery market and in addition broaden our product range into office and industrial products.

Our short term objective for the next six months is to return Hago to profitability. To put this task into perspective, three out of the last four trading years have resulted in losses - the consolidated trading loss for the four years is English Pound 1,400,000.

A significant reduction in costs at Hago must be achieved quickly to prevent these losses continuing. Whilst we will be targeting all overheads in our efforts to save costs, there will inevitably need to be a reduction in employee numbers. Everyone affected by these changes will be spoken to individually over the next five days.

Our long term plans are to grow Hago into a business which is profitable on a regular basis. This will involve the introduction of new products and new customers.

Any period of change is generally an unsettling time, caused mainly by uncertainty. Speculation and rumor will be rife. We will be implementing regular team briefing sessions to ensure you are all kept informed. However, before we can organise this properly, there will clearly be a large number of questions you want answered and I would appreciate you directing these to your immediate supervisors.



M H Dell
Managing Director

--------------
PRESS RELEASE
--------------


                 BELDRAY EXPANDS CHILD SAFETY PRODUCT RANGE.



         Beldray has purchased Hago Products Ltd, the largest manufacturer of Child Safety Gates and Fire Guards in the UK.

         The transfer of Share Ownership was formally agreed on 31/10/96 between Beldray Ltd and Hago's former parent company Bullough PLC.


         For further information please contact Philip Edwards on 01902
         353500.

--------------
PRESS RELEASE
--------------


                 BELDRAY EXPANDS CHILD SAFETY PRODUCT RANGE.


         Beldray has purchased Hago Products Ltd, the largest manufacturer of Child Safety Gates and Fire Guards in the UK.


         The transfer of Share Ownership was formally agreed on 31/10/96 between Beldray Ltd and Hago's former parent company Bullough PLC.

         Beldray has been actively involved in the Child Safety market for a number of years. The inclusion of Hago within Beldray's comprehensive product portfolio will widen the choices and services on offer to existing and potential customers.

         Hago's product range includes Child Safety Gates, Wire Fire Guards, Office Storage Systems and Industrial Components.

         Hago's excellent reputation has been achieved through good distribution to large retailers such as Mothercare and Argos. Beldray will ensure that this quality of service will continue and remain flexible enough to accommodate a changing market environment.

         The acquisition of Hago is one of a number of acquisitions over a 10 year period that has strengthened Beldray's position as a key supplier to the multiple retail sector.

         For further information please contact Philip Edwards on 01902 353500.

                          [STANDARD LIFE LETTERHEAD]


Mr. C. Mclean
Hogg Robinson
Clarkson House
Canterbury                                  31 October, 1996
CT1 2UT


Dear Sir,

Hago Products Ltd.- Transfer of Business


Below is set out the basis for the calculation of the Transfer Liabilities as defined in the Seventh Schedule of the Sale Agreement.

The benefits to be valued are the Relevant Employees' entitlement under the rules of the Vendor's Scheme based on pensionable service to the completion date and Pensionable Salary projected at the rate of salary growth to normal retirement age or earlier cessation of pensionable service.

The actuarial assumptions are set out in the schedule below, for the avoidance of doubt this is the basis uses used at the last formal valuation for the Trustees. Where there is any doubt as to the detail of the actuarial methods, the same approach should be used as that at the last valuation.

The calculations will assume that all retirement benefits will be taken as pension.

1.  Rate of interest                                8.5% per year

2.  Rate of salary growth                           7.0% per year

3.  Rate of dividend growth                         4.0% per year

4.  Rate of pension increases                       as per scheme rules

4A. Rate of increase to pensions linked to the      4.5% per year
    RPI or 5% per year if less

5.  Mortality Pre Retiral                           A67/70 less 1 years

6.  Mortality Post Retiral                          PA (90) Ultimate less three
                                                    years


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





7.   Withdrawals from service each year (as         AGE     RETURN    PAID UP
     proportion of members present at start of              OF        PENSION
     year) other than by retiral                            CONTS
                                                   16-18    15%       -
                                                   19-25    6%        9%
                                                   26-29    4%        11%
                                                   30-39    2%        8%
                                                   40-49    -         5%
                                                   50+      -         -

8A    Revaluation of GMP after withdrawal          statutory fixed rate in force
                                                   at completion or earlier
                                                   withdrawal

8B    Revaluation of excess over GMP after         5% per year
      withdrawal

9A    Proportion of male members married at        97.5%
      retiral

9B    Proportion of female members married at      92.5%
      retiral

10    Age of members less spouse's age             male members: 4 years
                                                   female members: 0 years

11    Lump Sum Benefit on death before             Return of members
      retirement                                   contributions

12    Spouse's pension on death before retirement  GMP only

13    Assumptions relating to equalized benefits

              Retirement ages have been equalized at 65. Women are entitled to uplift full pensions at age 60 in respect of service prior to 1st November 1993, and this right is also extended to men in respect of service between 17th May 1990 and 1st November 1993.

              It will be assumed that all females will uplift their benefits at age 60. It is further assumed that 50% of the males will uplift their benefit at age 60 and 50% at age 65. Where part of the benefit is not available in full until age 65, that part of the benefits will be assumed to be reduced to a level of equivalent actuarial value on the sale basis to those available at age 65.

MARKET VALUE ADJUSTMENT

The value of accrued liabilities so calculated will be adjusted by dividing the liabilities calculated by a Market Value Adjustments Factors (MVAF) to reflect the Investment conditions at the completion. The MVAF will be calculated as:-

a) The gross yield on the FT All Share Index at the close of business on the last working day prior to completion, divided by 4.33%.


Yours faithfully


/s/ JAMES BLACK
James Black FFA
Scheme Actuary



Acknowledged and agreed on behalf of the Purchaser


Signed  /s/ JULIAN HOUGH     Date  31/10/96
      ----------------------      --------------------

                          [STANDARD LIFE LETTERHEAD]


Mr. C. Mclean
Hogg Robinson
Clarkson House
Canterbury                                  31 October, 1996
CT1 2UT


Dear Sir

Hago Products Ltd.- Transfer Value Basis


Below is set out the current scheme basis for calculating cash equivalents as defined in 4(B) (1) (c) of the Seventh Schedule of the Sale Agreement.

The benefits to be valued are the preserved pension that would be available on leaving service at the completion date (ignoring the possibility of a return of contributions). They are to be revalued in deferment in accordance with the rules of the scheme at the rates set out below. The indicator Yield to be used is that in force at the completion date. For the avoidance of doubt this is the GN11 cash equivalent basis that Standard Life recommends to all schemes. Where the description is incomplete Standard Life's normal method and assumptions should be used.

1.  Rate of interest                                see (a) in Appendix

2.  Rate of increase of pensions in                 as per scheme rules
    payment

2A. Rate of increase of pensions linked to the      4.5% per year
    RPI or 5% per year if less

3.  Rate of revaluation in deferment                5% per year
    of benefits in excess of GMP

4.  Mortality Pre Retiral                           A49/52 less 1 year

5.  Mortality Post Retiral                          a(55) Ultimate, with
                                                    allowance for mortality
                                                    improvement by multiplying
                                                    annuity value by (1+n/800),
                                                    where n= years to Normal
                                                    Pension Age (max 40)

6A. Proposition of male members married at          95%
    Normal Pension Age

6B. Proportion of female members married            90%
    at Normal Pension Age

7.  Proportion of members married at                see (b) in Appendix
    death before Normal Pension Age

8.  Age of member less spouse's age                 male members: 4 years
                                                    female members: 0 years

9.  Remarriage                                      Death After Retiral annuity
                                                    values for spouses are
                                                    loaded by a factor of 1.025
                                                    to allow for remarriage

10. Expenses                                        nil

11. Allowance for equalized benefits                see (c) in Appendix



Yours faithfully


/s/ JAMES BLACK

James Black FFA
Scheme Actuary


Acknowledged and agreed on behalf of the Purchaser


Signed /s/ JULIAN HOUGH             Date   31/10/96
      ---------------------------        ---------------------

APPENDIX

(a) interest rate

         The interest rate is based on an Indicator Yield, IY, set by the actuary, and assumes a reinvestment rate decreasing to about 6.75% after 40 years. Provided the Indicator Yield is less than 10% the formula is as follows:

         interest rate = j, given by

         (l + (j-0.0025))" = 1+ (IY X S(4))

         where
                 1
         K(4) =  -  sum of  and  t = 0.065 + 0.9' (IY -0.065)  and
                 n

         n = years to Normal Pension Age

(b)  proportion of members married at death before Normal Pension Age

         Age      Ppn                 Age      Ppn
                Married                       Married


         15      0.005                 30       0.855
         16      0.025                 31       0.865
         17      0.065                 32       0.875
         18      0.13                  33       0.885
         19      0.21                  34       0.895
         20      0.29                  35       0.9
         21      0.37                  36       0.905*
         22      0.45                  37       0.91*
         23      0.53                  38       0.915*
         24      0.61                  39       0.92*
         25      0.685                 40       0.925*
         26      0.745                 41       0.935*
         27      0.785                 43       0.94*
         28      0.815                 44       0.945*
         29      0.84           over   44       0.95*


     * For females the proportion married has a maximum value of 0.90

(c) allowance for equalised benefits


         Retirement ages have been equalised at 65. Women are entitled to uplift full pensions at age 60 in respect of service prior to 1 November 1993, and this right is extended to men in respect of service between 17 May 1990 and 1 November 1993.


         The transfer value is calculated assuming Normal Pension Age is 60, based on accrued benefits revalued to 60. The transfer value is also calculated assuming Normal Pension Age is 65, based on accrued benefits revalued to 65. The equalised transfer value is then taken as the weighted average of these two values, the weighting factors being the lengths of service giving rise to benefits available in full at the respective ages.